[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.18

233 WILSHIRE BOULEVARD

SANTA MONICA, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-SEARISE OFFICE TOWER LIMITED PARTNERSHIP, a Delaware limited partnership

(“LANDLORD”)

AND

GOODRX, INC., a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between CA-SEARISE OFFICE TOWER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and GOODRX, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises and Offering Space); Exhibit B (Expenses and Taxes); Exhibit C (Work Letter); Exhibit D (Commencement Letter), Exhibit E (Rules and Regulations); Exhibit F (Additional Provisions); Exhibit G (Parking Agreement); Exhibit H (Asbestos Notification); and Exhibit I (Location of Panel on Monument Sign).

1. Basic Lease Information.

1.01

“Building” shall mean the building located at 233 Wilshire Boulevard, Santa Monica, California, commonly known as 233 Wilshire Boulevard (formerly known as Searise Office Tower). The “Rentable Square Footage of the Building” is deemed to be 128,933 square feet.

1.02

“Premises” shall mean the area shown on Exhibit A to this Lease and known as Suite Number 990. The “Rentable Square Footage of the Premises” is deemed to be 8,002 rentable square feet which shall not be subject to remeasurement during the Term.

1.03	“Base Rent”:

Period	Annual Rate Per Square Foot		Monthly Base Rent
Commencement Date through last day of 12th full calendar month of Term	$	[***]	$	[***]
13th through 24th full calendar months of Term	$	[***]	$	[***]
25th through 36th full calendar months of Term	$	[***]	$	[***]
37th through 48th full calendar months of Term	$	[***]	$	[***]
49th through 60th full calendar months of Term	$	[***]	$	[***]
61st full calendar month of Term through Expiration Date	$	[***]	$	[***]

[***]

1.04	“Tenant’s Pro Rata Share: [***]%.

1.05	“Base Year” for Taxes (defined in Exhibit B): 2016; “Base Year” for Expenses (defined in Exhibit B): 2016.

1.06

“Term”: The period beginning on February 1, 2016 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, ending on January 31, 2022 (the “Termination Date”); provided, however, that if Landlord fails to deliver the Premises to Tenant free of debris, thoroughly cleaned and swept by Landlord’s janitorial crew, pursuant to this Lease on or before February 1, 2016 as a result of any tenancy, holdover or unlawful possession by another party: (i) the Commencement Date shall be the date on which Landlord delivers possession of the Premises to Tenant free of debris, thoroughly cleaned and swept by Landlord’s janitorial crew, pursuant to this Lease free from occupancy by any party; and (ii) the Termination Date shall be the last day of the 72nd full calendar month following the Commencement Date; provided further, however, if Landlord fails to deliver the Premises to Tenant free of debris, thoroughly cleaned and swept by Landlord’s janitorial crew, pursuant to this Lease for any reason on or before March 1, 2016, Landlord shall commence, and diligently pursue, appropriate legal action to obtain possession of the Premises at the earliest possible date. In addition, if Landlord fails to deliver the Premises to Tenant free of debris, thoroughly cleaned an swept by Landlord’s janitorial crew, pursuant to the Lease for any reason on or before April 1, 2016, Tenant may terminate this Lease at any time prior to the date Landlord delivers possession of the Premises to Tenant free of debris, thoroughly cleaned and swept by Landlord’s janitorial crew, free and clear of other tenancies and occupants. Landlord, from time to time upon request by Tenant, agrees to provide Tenant with notice of Landlord’s then good faith estimate of the date when the Premises will be delivered to Tenant in required condition and, as applicable, the actions that Landlord is pursuing to deliver possession of the Premises in the required condition. In addition, Landlord agrees to provide Tenant with notice that the Premises is free and clear of other tenancies and occupants at least five (5) days prior to the actual date the Commencement Date shall occur.

1.07	Allowance(s): Defined in Section 1.1 of Exhibit C.

1.08	“Security Deposit”: $[***].

1.09	“Guarantor(s)”: None.

1.10	“Broker(s)”: AVISON YOUNG (“Tenant’s Broker”), representing Tenant, and INDUSTRY PARTNERS (“Landlord’s Broker”), representing Landlord.

1.11	“Permitted Use”: general office use.

1.12	“Notice Address(es)”:

Landlord:	Tenant:

CA-SEARISE OFFICE TOWER LIMITED PARTNERSHIP c/o Equity Office 970 W. 190th Street, Suite 110 Torrance, CA 90502 Attn: Regional Finance Group—MLA	GOODRX, INC. Prior to Commencement Date: GoodRx, Inc. 225 Santa Monica Boulevard, 5th Floor Santa Monica, CA 90401 Attn: CEO and General Counsel

with copies to:	After Commencement Date:

CA-SEARISE OFFICE TOWER LIMITED PARTNERSHIP c/o Equity Office 222 South Riverside Plaza Suite 2000 Chicago, IL 60606 Attn: Managing Counsel	GoodRx, Inc. 233 Wilshire Boulevard, Suite 990 Santa Monica, CA 90401 Attn: CEO and General Counsel

and

Equity Office 222 South Riverside Plaza Suite 2000 Chicago, IL 60606 Attn: Lease Administration

1.13

“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are recognized by a majority of “Comparable Buildings,” as that term is defined in Section 1.16 below. “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays.

1.14

“Landlord Work” Landlord and Tenant hereby acknowledge and agree that Landlord shall not be obligated to perform any work in the Premises; provided, however, the foregoing shall in no way limit or alter Landlord’s obligations under Sections 5, 7 and/or 9.02 of this Lease.

1.15

“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the Parking Facility and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16	“Comparable Buildings” shall mean the buildings located at 1333 2nd Street and 201 Santa Monica Boulevard, 1299 Ocean Avenue and 100 Wilshire Boulevard, each in Santa Monica, California.

1.17

Contingency. Notwithstanding anything herein to the contrary, Landlord and Tenant hereby acknowledge that the Premises are currently leased to Computer Sciences Corporation (“CSC”) for a term that is currently scheduled to expire on August 31, 2016. Landlord and Tenant further acknowledge and agree that this Lease is contingent upon the termination of the existing lease by and between Landlord and CSC by no later than January 31, 2016. In the event Landlord does not enter into a termination agreement with CSC on or before the date that is seven (7) days after the full and final execution and delivery of this Lease, this Lease, at Landlord’s option to be exercised by Landlord within three (3) business days after the expiration of such seven (7) day period, shall immediately become null and void and of no further force and effect.

2. Lease Grant.

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time pursuant to Section 5 below, provided that Landlord shall at all times maintain and operate the Common Areas in a manner at least consistent with Comparable Buildings. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas, as long as such changes do not change the nature of the Property to something other than a first-class office building project or materially, adversely affect Tenant’s business operations at the Premises for the Permitted Use, or Tenant’s ingress to or egress from the Property, Building, Premises or Parking Facility (as defined in Section 2 of Exhibit G attached hereto) or Tenant’s signage. Landlord shall use commercially reasonable efforts to carry out all repairs, alterations and other work promptly and diligently and to schedule such work in a manner, and in such locations, as to minimize, to the extent reasonably practicable, interference with Tenant and/or Tenant’s business operations at the Premises for the Permitted Use, or Tenant’s ingress to or egress from the Property, Building, Premises or Parking Facility, as well as Tenant’s approved signage hereunder.

3. Possession. Except as set forth herein to the contrary, including, without limitation, Landlord’s ongoing repair and maintenance obligations under this Lease, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord.

4. Rent.

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Subject to Exhibit B, Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means reasonably acceptable to Landlord. If Tenant fails to pay any item or installment of Rent within 5 Business Days following written notice that such amount is past due, Tenant shall pay Landlord an administration fee equal to 3% of all past due Rent. In addition, all monetary amounts past due from Landlord to Tenant and Tenant to Landlord, including, without limitation, past due Rent shall accrue interest at a rate per annum (the “Interest Rate”) equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus 2 percentage points, and (ii) the highest rate permitted by applicable Law. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated based on the number of days in such calendar month. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s payment of any amounts under this Lease shall not constitute a waiver by Tenant of Tenant’s right to later object to such payment. Except as otherwise expressly provided herein, Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5. Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) any non-typical general office Alterations made by Tenant to the Premises, or (iii) the “Base Building” as that term is defined, below, but as to the Base Building, only to the extent such obligations are triggered by non-typical general office Alterations made by Tenant to the Premises or Tenant’s use of the Premises for non-general office use (it being understood that Landlord shall be required to make any repair to, modification of, or addition to, the Base Building that is required by applicable Law to the extent the same would be required for any general office tenant, use, or any general office alterations or improvements to the Premises; provided, however, such costs may be included in Expenses to the extent permitted in accordance with Exhibit B attached hereto). “Base Building” shall include the “Building Structure,” the “Common Areas” and the “Base Building Systems”, as those terms are defined in Section 9.02 below. Tenant shall, within 10 Business Days after receipt, provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable and non-discriminatory rules and regulations adopted by Landlord from time to time (collectively, the “Building Rules and Regulations”). Notwithstanding the foregoing, Landlord agrees that the Building Rules and Regulations shall not be modified in a manner which will unreasonably interfere with Tenant’s use of, or access to, the Premises or the Parking Facility. Tenant shall use commercially reasonable efforts to cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all reasonable Building Rules and Regulations, provided that such Building Rules and Regulations shall not be discriminatory vis-à-vis Tenant. Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the Building Rules and Regulations. Landlord agrees to use commercially reasonable efforts to ensure that all other entrants into the Building comply with the Building Rules and Regulations.

6. Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant in accordance with Section 1.08 and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 10 Business Days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (a) the Termination Date or (b) the date Tenant surrenders the Premises to Landlord in accordance with this Lease. Landlord may assign the Security Deposit to a successor or transferee and so long as the transferee assumes the obligation following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7. Building Services.

7.01 Landlord shall furnish Tenant with the following services, which services shall be provided to Tenant as a part of “Expenses”, as that term is defined in Section 2.01 of Exhibit B attached hereto, except to the extent Tenant is responsible for same under Section 7.02 below or to the extent expressly excluded pursuant to the terms and conditions of Exhibit B: (a) water for use in the Base Building lavatories and for reasonable use in the Premises 24 hours per day, 7 days per week; (b) customary heat and air conditioning in season during Building Service Hours, at such temperatures and in such amounts as are standard for Comparable Buildings for normal comfort for normal office use or as required by governmental authority. Landlord shall cause the HVAC system in the Building to perform up to the standards maintained by Comparable Buildings. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice both as is reasonably specified by Landlord (Landlord represents that the current rate for after-hours HVAC is $[***] per hour (and a 4 hour minimum is required on Saturdays, Sundays and Holidays) and agrees that such rate shall only increase hereafter by actual increases in utility costs); (c) standard janitorial service on Business Days, at a level of service provided by Comparable Buildings; (d) automatic Elevator service, provided that, subject to Force Majeure, at least 1 passenger elevator servicing the Premises shall be available for the use of Tenant, in common with other occupants of the Building, 24 hours a day, 365/6 days per year; (e) Electricity in the Premises 7 days per week, 24 hours per day subject to Tenant’s obligation to pay for above Building standard electrical usage in accordance with Section 7.02 (Landlord represents to Tenant that the Building can supply to the Premises an amount equal to a combined 4.5 watts per usable square foot connected load for incidental use and lighting (exclusive of Building HVAC); (f) reasonable access control services for the Building, 7 days per week, 24 hours per day, in a manner consistent with other first-class high-rise Buildings owned by the original Landlord or entities affiliated with Equity Office, and if original

Landlord or entities affiliated with Equity Office no longer owns the Building at a level of service consistent with that of other Comparable Buildings, provided, notwithstanding the foregoing, but subject to Section 13 below, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or the Property of any person, except to the extent of the gross negligence or willful misconduct of Landlord or Landlord Related Parties; (g) window washing services, but in no event at a level of service below that provided by other first-class high-rise buildings owned by the original Landlord or entities affiliated with Equity Office, and if the original Landlord or entities affiliated with Equity Office no longer owns the Building at a level of service below that provided by Comparable Buildings; (h) such other services as Landlord reasonably determines are necessary or appropriate for the Property; and (g) Tenant’s proportionate share of the Building’s riser and chaseway system for the purpose of installing appropriate cabling in connection with Tenant’s use of the Premises. The method and manner in which Tenant uses the risers and chaseways shall be subject to Landlord’s reasonable approval. Landlord shall maintain and operate the Common Areas and Base Building in a first-class manner reasonably consistent with that of Comparable Buildings.

7.02 Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use above “Building standard usage” or overall load, that which Landlord reasonably deems to be standard for the Building. In connection with a determination of whether Tenant’s usage of electrical service constitutes above “Building standard usage,” Tenant shall only be deemed to be using the electrical service in excess of “Building standard usage” in the event that Tenant uses in excess of a combined 4.5 watts of connected load per usable square foot of the Premises for incidental use and lighting (exclusive of Building HVAC) for the number of hours constituting Building Service Hours, calculated on a monthly basis. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

7.03 In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Property, or Premises or the Parking Facility; (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building, Property (including the Parking Facility), or Premises as required by this Lease; (iii) damage and destruction of or eminent domain proceedings in connection with the Premises, Building, the Property or the Parking Facility, or (iv) the presence of Hazardous Materials not brought on the Premises by Tenant or any “Tenant Related Parties,” as that term is defined in Section 13 of this Lease (any such set of circumstances as set forth in items (i) through (iv), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for 3 consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then, the Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes and parking fees shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then, for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes and parking fees for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes and parking fees shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that nothing in this Section 7.03 shall impair Tenant’s rights under Section 26.09 of this Lease. In the event the Eligibility Period occurs during a time when Tenant shall receive abated Base Rent hereunder pursuant to Section 1.03, Tenant’s right to receive abated Base Rent pursuant to this Section 7.03 shall apply immediately following the abatement period specified in Section 1.03 above for the number of days to which Tenant is entitled to abatement pursuant to this Section 7.03. If Tenant’s right to abatement occurs because of an eminent domain taking, condemnation and/or because of damage or destruction to the Premises, the Parking Facility, and/or the Property, Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient ingress to, and egress from the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction or temporary taking and to move in over a weekend. To the extent Tenant is entitled to abatement because of an event covered by Sections 16 or 17 of this Lease, then the Eligibility Period shall not be applicable. Except as provided in this Section 7.03, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. In addition, notwithstanding anything herein to the contrary, Tenant shall not be entitled to receive an abatement of Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes and parking fees hereunder if: (i) the Abatement Event is (a) an interruption of utility service, the correction of which is not reasonably within the control of Landlord (e.g. a failure by the local third-party utility provider to furnish water, electric power or other utility to the Building for reasons that are not reasonably within the control of Landlord to correct); or (b) an event of Force Majeure affecting persons or property outside of the Building and Property (e.g. a failure by local authorities to permit access to the Building or Property in connection with war, riot, civil disturbance or other similar events of Force Majeure); and (ii) Landlord is not covered for such abatement of Base Rent, Tenant’s Pro Rata Share of Expenses and Taxes and/or parking fees under the terms of applicable insurance policies.

7.04 Except when and where Tenant’s right of access is specifically excluded as the result of (a) an emergency, (b) a requirement by Law, or (c) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises, Parking Facility and the Building 24 hours per day, 7 days per week commencing on the date possession of the Premises is tendered to Tenant, and continuing until the Termination Date.

8. Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, except as specifically set forth below, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Alterations made after the Commencement Date that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Notwithstanding anything to the contrary contained herein, in no event shall Tenant be obligated to remove any improvements existing in the Premises on the Commencement Date. Upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant’s possession of the Premises during such 5 day period shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term, provided that if Tenant remains in possession of the Premises after the expiration of such 5 day period, such occupancy shall be subject to the terms of Section 22 below. Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, within 30 days after receipt of an invoice shall reimburse Landlord for the reasonable costs incurred by Landlord in connection with such repair and removal. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration will be considered a Required Removables, provided that within the last 60 days of the Term, Tenant shall have the right to confirm with Landlord in writing that Landlord still requires the Required Removables to be removed by Tenant.

9. Repairs and Alterations.

9.01 Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the non-structural portions of the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted (except to the extent of Tenant’s repair and maintenance obligations hereunder). Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (and not including any cabling installed by any prior tenants) (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (y) every 4 feet outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (z) at the Cable’ termination point(s). Subject to the mutual waiver of subrogation set forth in Section 15 below, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the negligent acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with any out-of-pocket costs reasonably incurred by Landlord in connection therewith.

9.02 Landlord shall keep and maintain in good repair, condition and working order and perform maintenance upon the: (a) structural elements of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, members, beams, shafts (including elevator shafts), stairs, landscaping, fountains, water falls, exterior Building signage (but not any signage installed by Tenant or any other tenants or occupants of the Building), base building stairwells, elevator cabs and systems, plazas, art work, sculptures, men’s and women’s public washrooms, parking areas, Building mechanical, electrical and telephone closets, and all other Common Areas (as applicable and collectively, the “Building Structure”); (b) the base building mechanical (including HVAC), electrical, plumbing, sewer and water mains, sprinkler and fire/life safety systems (collectively, the “Base Building Systems”); and (c) the Parking Facility. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. With respect to any utility lines, pipes, ducts, conduits and wires, and any other utility facilities to be placed by Landlord within the Premises for purposes of serving any premises other than the Premises (which placement shall be subject to the reasonable approval rights of Tenant), Landlord shall use commercially reasonable efforts to maintain, replace and/or to repair such lines, pipes, ducts, conduits and wires and any other such utility facilities in a manner designed to prevent leaks or related problems associated with such infrastructure which may have an impact on Tenant’s Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld unless a “Design Problem”, as that term is defined, below, exists, in which event Landlord may withhold its consent in its sole and absolute discretion and shall be granted or denied (any denial shall include a list of objections and the reasons therefor) within 10 Business Days following Landlord’s receipt of Tenant’s notice. If Landlord fails to timely respond to Tenant within such 10 Business Day period, then Tenant shall deliver a second notice requesting Landlord’s response to such consent request and stating that Landlord’s failure to respond shall be deemed approved and if Landlord thereafter fails to respond within 5 Business Days, Landlord’s approval shall be deemed granted. A “Design Problem” is defined as, and will be deemed to exist if such Alteration may (i) affect the exterior appearance of the Premises or Building; (ii) adversely affect the Building Structure; (iii) adversely affect the Base Building Systems; (iv) unreasonably interfere with any other occupant’s normal and customary office operation, (v) adversely affect the certificate of occupancy issued for the Building, or (vi) fail to comply with applicable Laws. Notwithstanding the foregoing, Landlord’s consent shall not be required for any particular Alteration that (A) does not create or otherwise constitute a Design Problem, (B) is not inconsistent with Tenant’s use of the Premises for the Permitted Use, and (C) does not involve the expenditure of more than $100,000.00 (a “Permitted Alteration”); provided, however, that Tenant shall deliver written notice of such Permitted Alteration (and any information reasonably requested by Landlord relating to such Permitted Alteration) to Landlord at least 10 Business Days prior to the commencement of construction of such Permitted Alteration. Permitted Alterations shall otherwise be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building, provided that they shall be competitively priced and reasonably available); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord, provided that the Tenant originally named in this Lease shall not be obligated to provide any security. Changes to the plans and specifications must also be submitted to Landlord for its approval, which shall not be unreasonably withheld, except in connection with a Design Problem. If Landlord fails to timely respond to Tenant within such 3 Business Days after Tenant’s request for approval of any such change, then Tenant shall deliver a second notice requesting Landlord’s response to such consent request and stating that Landlord’s failure to respond shall be deemed approved and if Landlord thereafter fails to respond within 2 Business Days, Landlord’s approval to such change shall be deemed granted. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality standards reasonably designated by Landlord as the minimum standard for the Building. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for any sums paid by Landlord for third party examination of Tenant’s plans for non-Permitted Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Permitted Alterations equal to 2% of the cost of such Alterations. Upon completion, Tenant shall furnish “as-built” plans for non-Permitted Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

9.04 Tenant may install a supplemental heating, ventilation and air conditioning system in the Premises (the “Supplemental HVAC Unit”), which Supplemental HVAC Unit shall be subject to the prior reasonable approval of Landlord, including, without limitation, the location of the Supplemental HVAC Unit within the Premises. Tenant shall be responsible for the cost of all electricity consumed in connection with the operation of such Supplemental HVAC Unit and for the cost of installing a submeter to measure such electrical consumption. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect, a contract (the “Service Contract”) for the service, maintenance, repair and replacement of the

Supplemental HVAC Unit with a HVAC service and maintenance contracting firm reasonably acceptable to Landlord. Tenant shall follow all reasonable recommendations of said contractor for the maintenance, repair and replacement of the Supplemental HVAC Unit. The Service Contract shall provide that the contractor shall perform inspections of the Supplemental HVAC Unit at intervals of not less than 6 months and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to the Supplemental HVAC Unit, together with any recommendations for maintenance, repair and/or replacement thereof. Said report shall be furnished to Tenant with a copy to Landlord. Upon the expiration or earlier termination of this Lease, title and ownership of said Supplemental HVAC Unit shall pass to Landlord.

9.05. Tenant, at its sole cost and expense may install and maintain additional security systems to limit/monitor access to the Premises (“Tenant’s Security System”). Landlord shall not be obligated to provide janitorial services for any limited access areas unless it is provided access thereto. Prior to installation, Tenant must obtain Landlord’s approval of Tenant’s Security System, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s Security System shall be compatible with the Building’s access systems and comply with all Laws. In the event that there are subsequent changes to the Building’s access control systems, Landlord shall not be responsible for altering Tenant’s Security System to be compatible therewith.

10. Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies that threaten injury to property or persons or to provide recurring Building services, Landlord shall provide Tenant with no less than 24 hours prior written notice of entry (48 hours for the performance of non-emergency work in the Premises) and shall use reasonable efforts to minimize any interference with Tenant’s use of or access to the Premises. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in, or Tenant’s access to, the Premises, and if Landlord performs any work in the Premises during Building Service Hours, then Landlord shall use commercially reasonable efforts to schedule such work to minimize interference with the operation of Tenant’s business in, or Tenant’s access to, the Premises, provided that Tenant reasonably cooperates with Landlord’s scheduling efforts. Landlord acknowledges and agrees that Tenant may require that Landlord be accompanied by an employee of Tenant during any such entry into the Premises by Landlord; provided, however, that in no event shall the unavailability of such escort at the time that Landlord is permitted to enter the Premises delay Landlord’s entry into the Premises as permitted hereunder. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Except as expressly provided in this Lease, entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11. Assignment and Subletting.

11.01 Except in connection with a Permitted Transfer (defined in Section 11.04) or Approved Users (defined in Section 11.05), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned if Landlord does not exercise its recapture rights under Section 11.02. Landlord shall grant or deny its consent to a proposed Transfer within 10 Business Days following Tenant’s request for Landlord’s approval as set forth herein and Landlord’s failure to timely respond shall be deemed approval. If Landlord fails to timely respond to Tenant within such 10 Business Day period, then Tenant shall deliver a second notice requesting Landlord’s response to its consent request and stating that Landlord’s failure to respond shall be deemed an approval. If Landlord thereafter fails to respond to such second notice within 5 Business Days, Landlord’s consent shall be deemed granted. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02 Tenant shall provide Landlord with financial statements for the proposed transferee which are prepared in the ordinary course of its business, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request, provided that Landlord shall have no right to review any documents relating to the sale of Tenant’s business so long as such documents do not contain any terms applicable to the assignment or sublease. Within 10 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing in accordance with this Section 11, including the reasons for such refusal; or (c) except in connection with a Permitted Transfer or Approved Users, in the event of an assignment of this Lease or subletting of more than 51% of the Rentable Square Footage of the Premises for substantially the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer in accordance with this Section 11.02 below. Except in connection with a Permitted Transfer or Approved Users, Tenant shall pay Landlord a review fee equal to the actual out-of-pocket costs, expenses and attorneys’ fees incurred for Landlord’s review of any requested Transfer, including the preparation and negotiation of any consent required of Landlord related to a Transfer. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or any material changes to Landlord’s commercially reasonable standard form of consent in connection with the proposed Transfer, such costs and expenses shall not exceed $1,500.00. Notwithstanding anything to the contrary contained in this Section 11 (but not with respect to a Permitted Transfer or Approved Users), in the event Tenant contemplates an assignment of this Lease or a subletting of more than 51% of the Rentable Square Footage of the Premises for substantially the remaining Term (excluding unexercised options), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 11.02 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within 10 Business Days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date, provided that Landlord shall separately demise the Contemplated Transfer Space, at Landlord’s cost, if Tenant would have entered into the Transfer without separately demising the Contemplated Transfer Space. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 11.02, then, subject to the other terms of this Section 11, for a period of 9 months (the “Nine Month Period”) commencing on the last day of such 10 Business Day period, then Tenant shall deliver a second notice requesting Landlord’s election and if Landlord thereafter fails to respond within 5 Business Days, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any applicable Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Section 11. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 11.02.

11.03 Except with respect to a Permitted Transfer or Approved Users, Tenant shall pay Landlord 50% of any “Transfer Premium,” as that term is defined in this Section 11.03, actually received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration which Tenant receives in connection with the Transfer, to the extent such rent and other consideration is attributable to a Transfer of Tenant’s interest in this Lease or the Premises (as opposed proceeds payable to Tenant in connection with the sale of Tenant’s business), in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred; provided, however, that Tenant shall not be required to pay to Landlord any Transfer Premium until such time as Tenant has recovered all applicable “Subleasing Costs,” as that term is defined in this Section 11.03, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved. There shall be deducted from the Transfer Premium the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any lease takeover incurred by Tenant in connection with the Transfer; (v) out-of-pocket costs of advertising the space subject to the Transfer, (vi) any improvement allowance or other economic concessions paid by Tenant to the Transferee in connection with the Transfer; and (vii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer (collectively, “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer (but excluding any proceeds payable to Tenant in connection with a sale of its business). Tenant shall pay Landlord for Landlord’s share of any Transfer Premium within 30 days after Tenant’s receipt of the same. If Tenant is in Monetary Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Tenant may assign this Lease or sublease all or any portion of the Premises to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, without Landlord having a recapture right and without the payment of any Transfer Premium, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Monetary Default under this Lease beyond any applicable notice and cure period provided in this Lease; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the stock or assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes (i.e., sales to the public where the public comes to the Premises); and (d) Tenant shall give Landlord written notice at least 15 days prior to the effective date of the Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed purchase, merger, consolidation or reorganization). Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, “Affiliate” shall mean (i) an entity controlled by, controlling or under common control with Tenant; or (ii) a purchaser or transferee of the assets or a majority of stock or membership interests of Tenant through a purchase, merger, consolidation or reorganization of Tenant by or with another entity (whether such acquisition takes the form of an asset sale, a stock sale or a combination thereof). “Control,” as used in this Section 11.04, shall mean the ownership, directly or indirectly, of at least 51% of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least 51% of the voting interest in, any person or entity. Notwithstanding anything to the contrary contained in this Section 11.04, “Permitted Transfer” shall also include (w) the issuance of stock in Tenant or an Affiliate pursuant to an initial public offering or a private placement, (x) the transfer, assignment, hypothecation or new issuance of the stock, including a controlling interest in the stock, of Tenant, (y) if Tenant is a corporation listed and traded on a mutually recognized stock exchange, the transfer, sale or other disposition of the stock of such corporation and (z) any transfer of stock among shareholders of Tenant existing as of the date of this Lease.

11.05 Notwithstanding anything in this Article 11 to the contrary, without the consent of Landlord, without Landlord having a recapture right and without payment of any Transfer Premium, Tenant shall be permitted from time to time to permit its clients, consultants, vendors and people or entities with which Tenant does business and/or other professionals (“Approved Users”) to occupy space within the Premises, provided that (a) Tenant does not separately demise such space and the Approved Users utilize, in common with Tenant, one common entryway to the Premises as well as certain shared central services, such as reception, photocopying and the like; (b) all Approved Users shall not, in the aggregate, occupy more than a total of 35% of the rentable square feet in the Premises; (c) the Approved Users shall occupy space in the Premises for the Permitted Use and for no other purpose; and (d) Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of any portion of the Premises by such Approved Users. If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (i) the Approved Users must comply with all provisions of this Lease, and a default by any Approved Users shall be deemed a default by Tenant under this Lease; (ii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (iii) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (iv) the Approved User and its employees, contractors and invitees visiting or occupying space in the Premises shall be deemed contractors of Tenant for purposes of Tenant’s indemnification obligations in Article 13; and (v) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users. Any Approved Users permitted under this Section 11.05 shall not be deemed a Transfer under this Section 11.

12. Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees (and not by Landlord). Tenant shall give Landlord notice at least 10 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 Business Days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees within 30 days after receipt of an invoice from Landlord.

13. Indemnity and Waiver of Claims.

13.01 Except to the extent caused by negligence or willful misconduct of Landlord or the Landlord Related Parties or a breach of this Lease by Landlord, and subject to the terms of Section 15, Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties or a breach of this Lease by Landlord, and subject to the terms of Section 15, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with (i) any damage or injury occurring in the Premises, (ii) any negligent acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees in connection with such parties’ activities in the Premises or the Building or on the Property, (iii) the use by Tenant of the Premises for the Permitted Use, or (iv) the breach by Tenant of the terms and conditions of this Lease. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or a breach of this Lease by Tenant, and subject to the terms of Section 15, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the negligent acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties or any of Landlord’s contractors or licensees in connection with such parties’ activities in the Building or on the Property or a breach of this Lease by Landlord, and subject to the terms of Section 15.

13.02 Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant at the Building.

14. Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance/Excess Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/ Extra Expense Insurance for Leasehold Improvements written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor) and any other designees of Landlord and its successors. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall endeavor to give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change in coverage which causes such coverage to be less than that required by this Lease or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing

Tenant’s Insurance. Notwithstanding any contrary provision of this Section 14, Tenant may fulfill its insurance obligations under this Section 14 through a “blanket” insurance policy so long as such blanket insurance policy complies with the terms and conditions of this Section 14. Landlord shall carry commercial general liability insurance with respect to the Building during the Term, and shall further insure the Building during the Term (for the full replacement value to the extent consistent with the practices of landlords of the Comparable Buildings) against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage, terrorist acts and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 14, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (provided that in no event shall Landlord be required to carry earthquake insurance), and Worker’s Compensation and Employer’s Liability coverage as required by Law. Except as specifically provided to the contrary in this Lease, the limits of either party’s insurance shall not limit such party’s liability under this Lease.

15. Subrogation.

Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, the Property, any additions or improvements to the Building or the Property, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16. Casualty Damage.

16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), or if all or any portion of the Building, including the Parking Facility, shall be made untenantable by fire or other casualty and Tenant’s use of or access to the Premises or Parking Facility is materially interfered with as a result thereof, then Landlord shall, within 60 days following the date of the Casualty cause a licensed general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to substantially complete the repair and restoration of the Premises, any Common Areas necessary to provide access to the Premises and the Parking Facility (but only to the extent it materially impacts Tenant’s use of or access to the Premises) (“Completion Estimate”). If the Completion Estimate indicates that the Premises, any Common Areas necessary to provide access to the Premises or Parking Facility (but only to the extent it materially impacts Tenant’s use of or access to the Premises) cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 20 days after receipt of the Completion Estimate, in which event this Lease shall terminate 30 days thereafter. Further notwithstanding any contrary provision of this Section 16.01, in the event that the Premises, Common Areas (but only to the extent it materially impacts Tenant’s use of or access to the Premises) or Parking Facility (but only to the extent it materially impacts Tenant’s use of or access to the Premises) have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty, then Tenant may elect to terminate this Lease by notifying Landlord in writing within 60 days after the date of the Casualty. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises, the Common Areas and the Parking Facility have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty and Tenant has not exercised its option to extend hereunder; (2) any Mortgagee requires that the insurance proceeds in excess of the “Landlord Contribution,” as that term is defined below, be applied to the payment of the mortgage debt; or (3) the damage is not fully covered by Landlord’s insurance policies (or by the insurance Landlord is required to carry hereunder), the amount of such shortfall (including deductibles) exceeds 5% of the replacement cost of the Building (“Landlord Contribution”), but with respect to this item 3, Landlord must also terminate all leases for space similarly affected by such loss. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises, Building or Parking Facility, as the case may be (but in connection with the repair and restoration of the Building, only to the extent required so that Tenant’s use of and access to the Premises is no longer materially interfered with), within 2 months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within 30 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by the insurance adjustment process (not to exceed 60 days in total); and (ii) any delays caused by Tenant. At any time, from time to time, after the date occurring 45 days after the date of the damage, Tenant may request that Landlord provide Tenant with its reasonable opinion of the date of completion of the repairs, and Landlord shall respond to such request within 5 Business Days.

16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises, Base Building and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord which are consistent with the character of the Property, provided that access to and use of the Premises, the Parking Facility and any common restrooms serving the Premises shall not be materially impaired. Upon notice from Landlord, subject to the provisions of Section 14 above, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant. If the property insurance proceeds assigned by Tenant to Landlord are not sufficient to repair or replace the Leasehold Improvements that Tenant is required to insure and this Lease is not terminated, Tenant shall either: (i) pay Landlord for the additional amount that is necessary to complete that repair or replacement of such Leasehold Improvements; or (ii) redesign the plans for the repair and restoration of the Premises so that the Premises can be restored to a tenantable condition appropriate for a first class office building with the insurance proceeds that are available. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant an abatement of Rent pursuant to the terms of Section 7.03 of this Lease (but the Eligibility Period shall not apply), provided that Tenant’s right to Rent abatement pursuant to the terms of this Section 16 shall terminate as of the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith (provided that in no event shall such Rent re-commence until such time as Landlord has restored the Base Building to a commercially reasonable condition and Landlord has obtained whatever occupancy permits that are required to allow the Building to be open and operating and to allow the Tenant to conduct business operations from its Premises (assuming that Tenant has received a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent, for its Premises, which shall remain Tenant’s obligation)).

16.03 The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17. Condemnation.

Either party may terminate this Lease if any material part of the Premises, or if all or a any portion of the Building or Parking Facility which would materially interfere with Tenant’s use of or access to the Premises, is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building, but Landlord may only terminate this Lease pursuant to this sentence to the extent that Landlord terminates the leases of all tenants similarly affected by the Taking. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s Property, and for moving expenses, so long as such claim is payable separate to Tenant or is otherwise separately identifiable. Subject to the foregoing, the right to receive compensation or proceeds are expressly waived by Tenant. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18. Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Tenant begins the cure within 30 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) Tenant’s failure to observe or perform according to the provisions of Articles 5, 11 and 23 of this Lease where such failure continues for more than an additional 5 Business Days after notice from Landlord; provided, however, if Tenant’s failure to comply cannot reasonably be cured within such 5 Business Day period, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Tenant begins the cure within 5 Business Days and diligently pursues the cure to completion; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord affecting the Building or Property, including, without limitation, any lease or agreement for parking. All notices sent under this Section 18 shall be in satisfaction of, and not in addition to, notice required by Law.

19. Remedies.

19.01 Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19 or elsewhere in this Lease and waives any and all other notices or demand requirements imposed by applicable law):

(a)	Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)	The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)

The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)

The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)

Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)	All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 2%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)

Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)

Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT AND LANDLORD HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.04 No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord or Tenant at law or in equity. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

19.05 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20. Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT TO TERMINATE THIS LEASE FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, SALES PROCEEDS AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

21. Relocation.

[***]

22. Holding Over.

Except for any permitted occupancy by Tenant under Section 8 above, if Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount equal to, (i) for the first 30 days of such holdover, 125% of the sum of the Base Rent due for the period immediately preceding the holdover, and (ii) thereafter, 150% of the sum of the Base Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 30 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23. Subordination to Mortgages; Estoppel Certificate.

23.01 Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease to the representing party’s actual knowledge as of the existence of any defaults and the amount of Rent that is due and payable.

23.02. Landlord hereby represents that the Building is not currently encumbered by a Mortgage. Notwithstanding the foregoing in this Section to the contrary, Landlord shall use commercially reasonable efforts to provide Tenant with a commercially reasonable non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in Default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), except for ongoing non-monetary defaults, (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord) , except for ongoing non-monetary defaults, or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except for ones which accrue after such Mortgagee obtained title.

24. Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. If Landlord has vacated its Notice Address without providing Tenant a new Notice Address, Tenant may serve notice in any manner described in this Section or in any other manner permitted by Law. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property, except to the extent required by applicable Law. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26. Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent or other sums payable by either party), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property which thereafter arise, so long as such obligations are assumed in writing by Landlord’s successor in interest. Upon transfer Landlord shall be released from any further obligations thereafter arising hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Tenant may peacefully and quietly have, hold and enjoy the Premises, subject to the terms of this Lease without interference by Landlord or any persons lawfully claiming by or through Landlord, provided Tenant pays the Rent and fully performs all of its covenants and agreements within the applicable cure periods in this Lease. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building. Landlord shall take commercially reasonable steps to provide for such quiet enjoyment, including without limitation, enforcing leases of adjacent tenants of the Building to the extent that such leases are being breached and such breach impacts on the quiet enjoyment of Tenant; provided, however, notwithstanding the foregoing, Landlord shall not have any obligation to commence litigation against such adjacent tenants unless and to the extent that, given the nature and scope of such breach and the cost associated with the commencement and pursuit of such litigation, the same would be deemed commercially reasonable by a majority of landlords of Comparable Buildings.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Notwithstanding the foregoing, but subject to Section 9.03 above, Tenant shall have the right to use the telephone, electrical and janitorial closets, and to access the space above the ceiling, under the floor and within the walls of the Premises.

26.09 Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in Default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within 30 days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be in Default under this Lease if it shall commence such performance within such 30 day period and thereafter diligently pursue the same to completion; provided, further, however, if Landlord’s failure to perform an obligation results in a failure of essential services to the Premises or Building, the terms of Section 7.03 shall apply and Landlord shall use commercially reasonable efforts to satisfy such obligation as soon as thereafter as reasonably practicable. Upon any such Default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. No right or remedy herein conferred upon or reserved to Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Tenant at law or in equity. Forbearance by Tenant to enforce one or more of the remedies herein provided upon an event of Default shall not be deemed or construed to constitute a waiver of such Default.

26.10 Tenant shall have the right, at Tenant’s expense, to its pro-rata share of lines on the directory board in the main lobby of the Building to display Tenant’s name or the name of any transferee permitted or approved pursuant to the terms of Section 11 above and the names of their principal employees and attorneys. Tenant, at Tenant’s expense, shall also have the right to install building-standard signage identifying Tenant at the main entrance to the Premises

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
CA-SEARISE OFFICE TOWER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Frank Campbell
Name: Frank Campbell
Title: Managing Director

TENANT:
GOODRX, INC., a Delaware corporation

By:	/s/ Trevor Bezdek
Name:	Trevor Bezdek
Title:	Co-CEO

By:	/s/Douglas Hirsch
Name:	Douglas Hirsch
Title:	Co-CEO

45-3653763
Tenant’s Tax ID Number (SSN or FEIN)

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (this “First Amendment”), dated January 27, 2017, is made by and between DE PACIFIC 233, LLC, a Delaware limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and GOODRX, INC., a Delaware corporation (“Tenant”), with offices at 233 Wilshire boulevard, Suite 990, Santa Monica, California 90401.

WHEREAS,

A. CA-Searise Office Tower Limited Partnership, a Delaware limited partnership (“Searise”), Landlord’s predecessor-in-interest, pursuant to the provisions of that certain Office Lease Agreement dated January 29, 2016 (the “Original Lease”), leased to Tenant and Tenant leased from Searise space in the property located at 233 Wilshire Boulevard, Santa Monica, California 90401 (the “Building”), commonly known as Suite 990 (the “Existing Premises”);

B. Landlord subsequently acquired all of Searise’s interest, right and title in and to the real property and Building in which the Premises are located, becoming successor-in-interest to Searise and landlord under the Original Lease;

C. The Term of the Original Lease with respect to the Existing Premises expires at 11:59 p.m. on February 28, 2022;

D. Tenant wishes to expand its occupancy within the Building to include additional office space commonly known as Suite 370 (the “Expansion Space”), as shown on Exhibit A attached hereto, which expansion Landlord has conditionally permitted, contingent upon Tenant’s acceptance of and compliance with the provisions of this First Amendment; and

E. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Original Lease, as amended.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Original Lease, shall hold the same meaning for the purposes of this First Amendment. The Original Lease, as modified by this First Amendment, shall hereinafter be referred to as the “Lease.”

2. Expansion Date and Expansion Term. The term of the lease by Tenant of the Expansion Space (the “Expansion Term”) shall commence on the next day after the date Landlord substantially completes the Improvements contemplated under Exhibit B and delivers the Expansion Space to Tenant (the “Expansion Date”), and shall expire, unless otherwise sooner terminated pursuant to the terms of the Lease, at 11:59 p.m. on February 28, 2022 (the “Termination Date”). The anticipated Expansion Date is March 16, 2017. Tenant shall have no obligation to remove any Improvements made by Landlord pursuant to the Work Letter attached to hereto as Exhibit B, except that Tenant shall remove all data, telecom and other cabling and wiring installed by or for Tenant in the Expansion Space (including any of the same installed above the ceiling plenum).

For purposes of establishing the Expansion Date, substantial completion shall be defined as that point in the construction process when a majority of all of the structural, mechanical, plumbing and electrical work specified herein has been performed; the paint, carpet, hard flooring materials, and base moldings, if any, have been installed, and a majority of the other finish work specified in the Final Plans and Specifications have been completed in such a manner that Tenant could, if it took possession of the Expansion Space, conduct normal business operations in the Expansion Space. Notwithstanding the foregoing, Landlord shall place temporary carpet tile to cover any area where the concrete underneath the flooring is exposed in the Expansion Space. Once Landlord receives the specifications for the existing carpet tile in the Expansion Space, Landlord shall provide Tenant with carpet tile samples and Tenant shall choose a finish that is reasonably acceptable to both Landlord and Tenant.

233 Wilshire / GoodRX, Inc. / MK / January 27, 2017
S-1

		Initial	Initial	Initial	Initial

In the event of any Tenant Delay (as such term is defined in Exhibit B), in addition to any other remedies available to Landlord under the Lease or applicable law, the Expansion Date shall be the next day after the date the Improvements would have been substantially completed had no such Tenant Delay occurred. Landlord and Tenant shall promptly execute a factually accurate amendment to the Lease (the “Memorandum”) confirming the finalized Expansion Date as soon as it is determined. Tenant shall execute the Memorandum (or provide comments to the Memorandum if Tenant believes any items contained therein are not accurate) and return it to Landlord within thirty (30) days after receipt thereof. The parties shall negotiate the Memorandum in good faith.

If for any reason (including any Tenant Delay or Landlord’s inability to complete the Improvements called for hereunder) Landlord is unable to deliver possession of the Expansion Space to Tenant on the anticipated Expansion Date, this First Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession. However, Tenant shall not be obligated to pay the Base Rent or Additional Rent that Tenant is required to pay for the Expansion Space pursuant to this First Amendment until such possession of the Expansion Space has been delivered to Tenant by Landlord, subject to any Tenant Delay. Except for such delay in the commencement of Rent (but subject to any acceleration of the Expansion Date as a result of any Tenant Delay), Landlord’s failure to give possession on the anticipated Expansion Date shall in no way affect Tenant’s obligations hereunder.

If possession of the Expansion Space is not tendered by Landlord within sixty (60) days after the anticipated Expansion Date, then, subject to any Tenant Delays, Tenant shall have the right to terminate this First Amendment, with respect to the Expansion Space only, by giving written notice to Landlord. Landlord shall have thirty (30) days after receipt of such notice to cure such failure and, if Landlord has not cured the matter within such time period (subject to any Tenant Delay), this First Amendment, with respect to the Expansion Space only, shall terminate automatically, without further liability by either party to the other, and without further documentation being required.

If, due to Force Majeure, Landlord is unable to tender possession of the Expansion Space within one hundred twenty (120) days after the anticipated Expansion Date (but subject to a day for day extension for each day of a Tenant Delay), then this First Amendment, with respect to the Expansion Space only, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further liability by either party to the other, and without further documentation being required.

3. Area of Expansion Space. Landlord and Tenant agree that the usable area (the “Usable Area”) of the Expansion Space has been measured using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”), as a guideline. Based upon such measurement, Landlord has been advised that the accurate Usable Area of the Expansion Space is approximately 2,500 square feet. Landlord is utilizing a deemed add-on factor of 19.50% to compute the rentable area (the “Rentable Area”) of the Expansion Space. Rentable Area herein is calculated as 1.1950 times the estimated Usable Area, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than 19.50% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area. Based on Landlord’s deemed load factor as indicated above, the Rentable Area of the Premises is hereby agreed to be approximately 2,987 square feet.

Landlord and Tenant further agree that even if the Rentable Area or Usable Area of the Expansion Space and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of this First Amendment, the figures stated herein shall be conclusively deemed to be the actual Rentable Area or Usable Area of the Expansion Space, as the case may be.

233 Wilshire / GoodRX, Inc. / MK / January 27, 2017
S-2

		Initial	Initial	Initial	Initial

4. Base Rent-Expansion Space. The Base Rent payable by Tenant for the Expansion Space during the Expansion Term shall be as follows:

Period	Base Rent
The Expansion Date through February 28, 2018	$	[	***]
March 1, 2018 through February 28, 2019	$	[	***]
March 1, 2019 through February 29, 2020	$	[	***]
March 1, 2020 through February 28, 2021	$	[	***]
March 1, 2021 through February 28, 2022	$	[	***]

[***]

Concurrent with Tenant’s execution and delivery to Landlord of this First Amendment, Tenant shall pay to Landlord the Base Rent due for the first month of the Expansion Term. All payments of Base Rent shall be made in immediately available funds.

5. Security Deposit. Landlord acknowledges that it currently holds the sum of $[***] as a Security Deposit under the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this First Amendment, Tenant shall tender the sum of $[***], which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $[***] as a Security Deposit on behalf of Tenant.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 19 of the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. A “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

6. Base Year- Expansion Space. As of the Expansion Date, the Base Year, solely as it relates to the Expansion Space, shall be calendar year 2017.

7. Tenant’s Pro Rata Share for Expansion Space. As of the Expansion Date, Tenant’s Pro Rata Share, solely as it relates to the Expansion Space, shall be 2.29%.

8. Parking. As of the Expansion Date, in addition to Tenant’s allocation of parking permits set forth in Section 2 of Exhibit G attached to the Original Lease, Tenant shall have (i) the obligation to purchase six (6) additional parking permits for unreserved spaces on a “must-take” basis, and (ii) the right, but not the obligation to purchase up to three (3) additional parking permits for unreserved spaces. The rates chargeable to Tenant for Building parking permits shall be at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. All other terms of Tenant’s parking shall be as provided in Exhibit G attached to the Original Lease, as supplemented by the Building rules and regulations specified in the Lease.

233 Wilshire / GoodRX, Inc. / MK / January 27, 2017
S-3

		Initial	Initial	Initial	Initial

9. Option to Extend. The Extension Option set forth in Section 7 of the Original Lease shall remain in full force and effect throughout the Expansion Term and shall be amended as follows: (i) all references to “Term” shall mean and refer to the initial Term for the Existing Premises and/or the Expansion Term for the Expansion Space. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right to exercise the Extension Option with respect to the Existing Premises only, the Expansion Space only, or the entire Premises.

10. Right of First Offer. Landlord hereby grants to Tenant an additional on-going right of first offer with respect to certain office space on the third floor of the Building, commonly known as Suite 300, which is shown on Exhibit A-1, consisting of approximately 2,088 rentable square feet (the “First Offer Space”) that may become available for rent pursuant to Landlord’s “Offer Notice”, as defined below.

10.1. 2017 Offer Period. Tenant acknowledges and agrees that the right of first offer is subject to Landlord’s right, in Landlord’s sole and absolute discretion, to extend a certain lease expiring on June 14, 2017 for an existing tenant currently occupying Suite 300 in the Building. If the First Offer Space becomes available for lease at any time from and including the Effective Date through and including December 31, 2017 (the “2017 Offer Period”), Landlord shall give written notice (the “Offer Notice”) to Tenant with the following terms which shall be binding on the parties upon Tenant’s Acceptance:

(i) the Base Rent payable by Tenant for the First Offer Space shall be equal to [***] per square foot of rentable area in the First Offer Space; (ii) the increases in Base Rent for the First Offer Space shall be adjusted to result in an increase in Base Rent of [***] per annum, which increases shall be cumulative and shall occur on March 1st of each year for the remainder of the term of the First Offer Space; (iii) the Base Year shall be calendar year 2017; (iv) Tenant’s Pro Rata Share for the First Offer Space shall be 1.58%; (v) Landlord shall contribute a maximum sum equal to [***] per square foot of usable area in the First Offer Space (the “Allowance”), which Allowance shall be solely applied towards Landlord’s completion of certain cosmetic improvements in the First Offer Space and removal of the demising wall between the First Offer Space and Suite 370; (v) the term of the First Offer Space shall commence on the next business day after Landlord substantially completes the improvements in the First Offer Space, subject to any Tenant Delay, and shall terminate on the Termination Date (as defined in this First Amendment); (vi) Tenant’s allocation of parking permits for the First Offer Space shall include the right, but not the obligation to purchase six (6) unreserved parking permits; and (vii) Tenant acknowledges and agrees that there shall no be rental abatement or other concessions except for those expressly set forth herein.

The Offer Notice shall also contain a schedule of approvals for the design and construction of the improvements in the First Offer Space, which schedule shall specify time periods for Landlord and Tenant to review and comment on any plans and specifications in connection with the improvements described in (v) above. If Tenant fails to comply with the schedule of approvals, and which failure causes any actual delay in the design or construction of the improvements, or if any other act or omission of Tenant or any Tenant Party actually delays the design or construction of the improvements, then the same shall be deemed a Tenant Delay and if such Tenant Delay remains without cure for two (2) days after delivery of notice to Tenant, then the commencement date of the First Offer Space term shall be accelerated day for day for each day thereafter that the Tenant Delay continues without cure. Tenant acknowledges that Landlord’s construction activities in the First Offer Space may cause, among other things, noise, vibration, dust and odors in the Expansion Space. Landlord shall use commercially reasonable efforts to complete the construction (including any Punchlist items in connection therewith) before or after business hours and to minimize disruption to Tenant’s business, but construction of the improvements in the First Offer Space shall not entitle Tenant to any set-off or Rent abatement, any claims for constructive eviction or breach of quiet enjoyment or other monetary damages.

233 Wilshire / GoodRX, Inc. / MK / January 27, 2017
S-4

		Initial	Initial	Initial	Initial

If Tenant wishes to exercise Tenant’s right of first offer with respect to the First Offer Space, then Tenant shall provide Landlord with Tenant’s “Acceptance” (which shall be unconditional, irrevocable and without modification of the terms set forth above) within five (5) business days after Tenant’s receipt of the Offer Notice, and the remaining procedures, terms and conditions set forth in Section 10.3 shall apply. Tenant acknowledges and agrees that the right of first offer is exercisable by Tenant only if, as of the date Tenant delivers the “Acceptance” (as defined below), Tenant is not in default under the Lease after the expiration of the applicable cure period.

10.2. If the First Offer Space becomes available for lease from and including January 1, 2018 through and including the remainder of the Expansion Term, Landlord shall give the Offer Notice to Tenant, specifying the terms and conditions upon which Landlord is willing to lease that portion of the First Offer Space then available. Notwithstanding the foregoing, the right of first offer shall be exercisable by Tenant only if, as of the date Tenant delivers the “Acceptance” (as defined below), Tenant is not in default under the Lease after the expiration of the applicable cure period.

10.3. Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the First Offer Space, Tenant shall have five (5) business days after receipt of the Offer Notice from Landlord to advise Landlord of Tenant’s election (the “Acceptance”) to lease the First Offer Space on the same terms and conditions as Landlord has specified in its Offer Notice. If the Acceptance is so given, then within ten (10) days thereafter, Landlord and Tenant shall sign an amendment to the Lease, adding the First Offer Space to the Premises and incorporating all of the terms and conditions originally contained in Landlord’s Offer Notice.

If Tenant fails to notify Landlord of its Acceptance within the ten (10) day period, or if Tenant’s Acceptance purports to modify the terms in the Offer Notice, then Landlord shall be free to lease the First Offer Space to anyone to whom Landlord desires on terms that are not Substantially More Favorable Terms (as defined below) (in which event, Tenant’s rights of first offer with respect to the applicable portion of the First Offer Space, shall be subordinate to such interim lease) provided, however, if Landlord does not execute a binding lease document (on terms that are not Substantially More Favorable Terms) within one hundred eighty (180) days after the expiration of the foregoing ten (10) day period, then Landlord must deliver a new Offer Notice to Tenant prior to entering into a lease agreement with respect to the First Offer Space and the procedures set forth in this Section 10.3 shall apply to such new Offer Notice. If the First Offer Space subsequently becomes available for lease during the Extended Term after the expiration of such interim lease, Landlord shall re-offer the First Offer Space to Tenant pursuant to the terms and conditions set forth above. Substantially More Favorable Terms” shall mean that the average “net effective rent” (defined below) offered to the potential tenant is less than ninety-five percent (95%) of the average net effective rent set forth in the Offer Notice. The term “net effective rent” shall mean the net rental amount to be paid to Landlord, taking into account any tenant improvement expenses and allowances to be incurred by Landlord and any free rent or other monetary concessions granted by Landlord.

10.4. No Assignment of Right. This right is personal to the original Tenant signing this First Amendment and any Affiliate or permitted transferee of the Lease, and shall be null, void and of no further force or effect if Tenant subleases more than forty-nine percent (49%) of the total Rentable Area of the Premises.

11. Acceptance of Premises. As of the date of this First Amendment, to Tenant’s actual knowledge, without inquiry or investigation, Tenant acknowledges it has no claim against Landlord in connection with the Existing Premises. Tenant has made its own inspection of and inquiries regarding the Expansion Space. Therefore, except as set forth in the Original Lease or this First Amendment, Tenant accepts the Expansion Space in its “as-is” condition. Except as set forth in the Original Lease or this First Amendment, Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Space or the Building for the purposes intended by Tenant.

12. Warranty of Authority. Each of Landlord and Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this First Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

233 Wilshire / GoodRX, Inc. / MK / January 27, 2017
S-5

		Initial	Initial	Initial	Initial

13. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this First Amendment other than Douglas Emmett Management, Inc. for Landlord and Avison Young for Tenant. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this First Amendment.

14. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this First Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

15. Governing Law. The provisions of this First Amendment shall be governed by the laws of the State of California.

16. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

17. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards.

18. Submission of Document. The submission of this First Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this First Amendment for Tenant’s review and/or signature, (b) this First Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this First Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this First Amendment be valid, binding on the parties and/or in effect unless and until this First Amendment has been fully executed by Landlord and Tenant and such fully-executed First Amendment has been delivered to Tenant.

19. Digital Counterparts. This First Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this First Amendment as fully-executed (such as in a portable document format (.pdf)) when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this First Amendment, and such digital image of this First Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

233 Wilshire / GoodRX, Inc. / MK / January 27, 2017
S-6

		Initial	Initial	Initial	Initial

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DE PACIFIC 233, LLC, a Delaware limited liability company		GOODRX, INC., a Delaware corporation

By:	/s/ Andrew B. Goodman	By:	/s/ Douglas Hirsch
	Andrew B. Goodman	Name:	Douglas Hirsch
	Senior Vice President	Title:	Co-CEO

Dated: 2/2/2017		Dated: 1/27/2017

233 Wilshire / GoodRX, Inc. / MK / January 27, 2017
S-7

		Initial	Initial	Initial	Initial

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

This Second Amendment to Office Lease Agreement (this “Amendment”), dated June 12, 2017, is made by and between DE PACIFIC 233, LLC, a Delaware limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and GOODRX, INC., a Delaware corporation (“Tenant”), with offices at 233 Wilshire Boulevard, Suite 990, Santa Monica, California 90401.

WHEREAS,

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated January 29, 2016 (the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord space in the property located at 233 Wilshire Boulevard, Santa Monica, California 90401 (the “Building”), commonly known as Suite 990 (“Suite 990”) and Suite 370 (“Suite 370” and collectively with Suite 990, the “Existing Premises”);

B. The Original Lease was amended by that certain First Amendment to Office Lease Agreement dated as of January 27, 2017 (the “First Amendment” and the Original Lease, as amended by the First Amendment, being hereinafter referred to as the “Lease”);

C. The Term of the Lease with respect to the Existing Premises expires at 11:59 p.m. on February 28, 2022;

D. In accordance with Section 10 (Right of First Offer) of the First Amendment, Tenant wishes to expand its occupancy within the Building to include additional office space commonly known as Suite 300 (the “Expansion Space”), as shown on Exhibit A attached hereto, which expansion Landlord has conditionally permitted, contingent upon Tenant’s acceptance of and compliance with the provisions of this Amendment; and

E. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Original Lease, as amended.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Amendment.

2. Expansion Date and Expansion Term. The Term of the Lease by Tenant of the Expansion Space (the “Expansion Term”) shall commence on the earlier of (i) the date Tenant commences business operations from the Expansion Space or (ii) September 1, 2017 (the “Expansion Date”), and shall expire, unless otherwise sooner terminated pursuant to the terms of the Lease as amended hereby, or unless extended pursuant to the terms of Section 2.1 below, at 11:59 p.m. on February 28, 2022 (the “Termination Date”). The anticipated Expansion Date is September 1, 2017. Tenant shall have no obligation to remove any Improvements made by Landlord pursuant to the Work Letter attached hereto as Exhibit B, except that Tenant shall remove all data, telecom and other cabling and wiring installed by or for Tenant in the Expansion Space (including any of the same installed above the ceiling plenum).

2.1 Landlord and Tenant shall promptly execute an amendment to the Lease (the “Memorandum”) confirming the finalized Expansion Date and the Expansion Term as soon as they are determined. Tenant shall execute the Memorandum and return it to Landlord within ten (10) days after receipt thereof. Failure of Tenant to timely execute and deliver the Memorandum shall constitute an acknowledgement by Tenant that the statements included in such Memorandum are true and correct, without exception.

2.2 As used herein, “substantially completed” shall be defined as the completion of the construction of the Improvements (with the exception of any Punchlist Items) in accordance with the Improvement Construction Agreement attached hereto as Exhibit B, including without limitation and to the extent applicable, the completion of the construction of all of the structural, mechanical, plumbing and electrical work specified; the installation of the paint, carpet, hard flooring materials, and base moldings, and the completion of other work specified in the Final Plans and Specifications, all such that Tenant may conduct normal business operations in the Expansion Space, provided that completion of any millwork shall not be required as a criterion for substantial completion; and if applicable and/or required, after Landlord’s receipt of final sign-off by the applicable governmental agency permitting occupancy of the Expansion Space.

2.3 Tenant acknowledges that the Expansion Space is currently occupied by an existing tenant (the “Existing Tenant”), pursuant to a certain lease expiring on June 14, 2017. Landlord shall use commercially reasonable efforts to enforce its right to possession of the Expansion Space upon the expiration of the Existing Tenant’s lease, including bringing an unlawful detainer action if deemed reasonably required by Landlord. Landlord shall commence construction of the Improvements in the Expansion Space after Landlord regains possession of the Expansion Space from the Existing Tenant. If for any reason (including any Tenant Delay, the failure of the Existing Tenant to surrender the Expansion Space as and when required under the Existing Tenant’s lease, or Landlord’s inability to complete the Improvements called for hereunder) Landlord is unable to deliver possession of the Expansion Space to Tenant on the anticipated Expansion Date, this Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession. However, Tenant shall not be obligated to pay Base Rent or Additional Rent for the Expansion Space until such possession of the Expansion Space has been tendered to Tenant by Landlord. Except for such delay in the commencement of Rent (but subject to Section 2.1 above), Landlord’s failure to give possession on the anticipated Expansion Date shall in no way affect Tenant’s obligations hereunder.

2.4 Tenant’s taking possession of the Expansion Space and/or commencing Tenant’s normal business operations in the Expansion Space shall be deemed conclusive evidence that:

a) Landlord has substantially completed the Improvements contemplated hereunder, except for any Punchlist (as such term is defined in Exhibit B attached hereto) items to be completed as identified on the Punchlist prepared by Landlord pursuant to Exhibit B; and

b) the Expansion Space is in good order and repair.

Notwithstanding the terms of Section 2.3 above, if possession of the Expansion Space is not tendered by Landlord within sixty (60) days after the anticipated Expansion Date, then, subject to any Tenant Delay, Tenant shall have the right to terminate this Amendment, with respect to the Expansion Space only, by giving written notice to Landlord within ten (10) days after such failure. Landlord shall have thirty (30) days after receipt of such notice to cure such failure and, if Landlord has not cured the matter within such time period (subject to any Tenant Delay), this Amendment, with respect to the Expansion Space only, shall terminate automatically as of the expiration of such thirty (30) day period, without further liability by either party to the other, and without further documentation being required.

If, due to Force Majeure, Landlord is unable to tender possession of the Expansion Space within one hundred twenty (120) days after the anticipated Expansion Date (but subject to a day for day extension for each day of a Tenant Delay), then this Amendment, with respect to the Expansion Space only, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further liability by either party to the other, and without further documentation being required.

2.5 Tenant acknowledges and agrees that Contractor (as defined in Exhibit B) shall construct a portion of the Improvements within the Existing Premises (namely the removal of the demising wall between Suite 370 and the Expansion Space) during Tenant’s occupancy of the Existing Premises, and in order for Contractor to timely perform the same, Tenant shall cooperate with Contractor’s reasonable requests and instructions. Tenant’s failure to comply with Contractor’s reasonable written requests and instructions within the reasonable time period(s) specified by Contractor shall constitute a Tenant Delay. Tenant hereby acknowledges and agrees that Tenant shall not be entitled to any abatement, deduction or setoff against the Rent payable under the Lease as a result of such limited access to and use of the Existing Premises. In addition, Tenant acknowledges and agrees that construction of the Improvements in the Existing Premises may cause, among other things, noise, vibration, dust and odors in the Existing Premises, and in recognition of the foregoing, Tenant hereby agrees that none of the activities and conditions described hereinabove shall be grounds for any claim by Tenant or any party claiming through Tenant that Landlord has breached the terms of the Lease (except to the extent such activities or conditions arise due to a breach by Landlord of the terms of this Amendment (including the Improvement Construction Agreement attached hereto)), or violated any statute or other applicable law which purports to govern the rights or obligations of Landlord and Tenant. Notwithstanding the foregoing, Landlord shall use commercially reasonable and diligent efforts to mitigate disruption to Tenant’s on-going business operations, including without limitation, constructing the Improvements before or after normal business hours.

3. Area of Expansion Space. Landlord and Tenant agree that the usable area (the “Usable Area”) of the Expansion Space has been measured using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”), as a guideline. Based upon such measurement, Landlord has been advised that the accurate Usable Area of the Expansion Space is approximately 1,723 square feet. Landlord is utilizing a deemed add-on factor of 21.17% to compute the rentable area (the “Rentable Area”) of the Expansion Space. Rentable Area herein is calculated as 1.2117 times the estimated Usable Area, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than 21.17% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area. Based on Landlord’s deemed load factor as indicated above, the Rentable Area of the Expansion Space is hereby agreed to be approximately 2,088 square feet.

Landlord and Tenant further agree that even if the Rentable Area or Usable Area of the Expansion Space and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of this Amendment, the figures stated herein shall be conclusively deemed to be the actual Rentable Area or Usable Area of the Expansion Space, as the case may be.

4. Base Rent-Expansion Space. The Base Rent payable by Tenant for the Expansion Space during the Expansion Term shall be as follows:

Period	Base Rent
The Expansion Date through February 28, 2018	[***]
March 1, 2018 through February 28, 2019	[***]
March 1, 2019 through February 29, 2020	[***]
March 1, 2020 through February 28, 2021	[***]
March 1, 2021 through February 28, 2022	[***]

Concurrent with Tenant’s execution and delivery to Landlord of this Amendment, Tenant shall pay to Landlord the Base Rent due for the Expansion Premises for the first month of the Expansion Term. All payments of Base Rent shall be made in immediately available funds.

5. Security Deposit. Landlord acknowledges that it currently holds the sum of [***] as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Expansion Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Amendment, Tenant shall tender the sum of $[***], which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $[***] as a Security Deposit on behalf of Tenant.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Expansion Space or the Existing Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 19 of the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. A “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

6. Base Year—Expansion Space. As of the Expansion Date, the Base Year, as it relates to the Expansion Space, shall be calendar year 2017.

7. Tenant’s Pro Rata Share—Expansion Space. As of the Expansion Date, Tenant’s Pro Rata Share, solely as it relates to the Expansion Space, shall be 1.58%.

8. Parking. As of the Expansion Date, in addition to Tenant’s allocation of parking permits set forth in Section 2 of Exhibit G (Parking Agreement) attached to the Original Lease, as amended by Section 7 (Parking) of the First Amendment, Tenant shall have the right, but not the obligation to purchase up to six (6) additional parking permits for unreserved spaces. The rates chargeable to Tenant for Building parking permits shall be at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. All other terms of Tenant’s parking shall be as provided in Exhibit G attached to the Original Lease, as amended, and as supplemented by the Building rules and regulations specified in the Lease.

9. Option to Extend. As of the Expansion Date, the Extension Option set forth in Section 7 of the Original Lease shall remain in full force and effect throughout the Expansion Term and shall be amended as follows: (i) all references to “Premises” shall mean and refer to the Existing Premises and the Expansion Space.

10. Acceptance of Premises. To Tenant’s actual knowledge, without inquiry or investigation, Tenant acknowledges it has no claim against Landlord in connection with the Existing Premises as of the date of this Amendment. Tenant has made its own inspection of and inquiries regarding the Expansion Space. Therefore, subject to the Improvements described in Exhibit B attached hereto, Tenant accepts the Expansion Space in its “as-is” condition, except as otherwise expressly set forth in this Amendment and subject to Landlord’s ongoing obligations under the Lease as amended hereby. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Space or the Building for the purposes intended by Tenant, except as otherwise expressly set forth in this Amendment and subject to Landlord’s ongoing obligations under the Lease as amended hereby.

11. Deleted Provisions. The following provisions are hereby deleted and have no further force or effect: Section 10 (Right of First Offer) of the First Amendment.

12 Warranty of Authority. Each of Landlord and Tenant covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

13. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Amendment other than Douglas Emmett Management, Inc. for Landlord and Avison Young for Tenant. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Amendment.

14. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Expansion Space or the Existing Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

15. Governing Law. The provisions of this Amendment shall be governed by the laws of the State of California.

16. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Expansion Space and the Existing Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

17. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Expansion Space has not undergone an inspection by a Certified Access Specialist to determine whether the Expansion Space meets all applicable construction-related accessibility standards.

18. Submission of Document. The submission of this Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Expansion Space or the Existing Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Amendment for Tenant’s review and/or signature, (b) this Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Space, nor shall this Amendment be valid, binding on the parties and/or in effect unless and until this Amendment has been fully executed by Landlord and Tenant and such fully-executed Amendment has been delivered to Tenant.

19. Digital Counterparts. This Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Amendment as fully-executed (such as in a portable document format (.pdf)) when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Amendment, and such digital image of this Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DE PACIFIC 233, LLC, a Delaware limited liability company		GOODRX, INC., a Delaware corporation

By:	/s/ Andrew B. Goodman	By:	/s/ Trevor Bezdek
	Andrew B. Goodman	Name:	Trevor Bezdek
	Senior Vice President	Title:	Co-CEO

Dated: 6/22/2017		Dated: June 12, 2017

By:

Name:

Title:

Dated:

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

This Third Amendment to Office Lease Agreement (this “Third Amendment”), dated February 14, 2018, is made by and between DE PACIFIC 233, LLC, a Delaware limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and GOODRX, INC., a Delaware corporation (“Tenant”), with offices at 233 Wilshire Boulevard, Suite 990, Santa Monica, California 90401.

WHEREAS,

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated January 29, 2016 (the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord space in the property located at 233 Wilshire Boulevard, Santa Monica, California 90401 (the “Building”), commonly known as Suite 990 (“Suite 990”), Suite 300 (“Suite 300”), and Suite 370 (“Suite 370” and collectively with Suite 990 and Suite 300, the “Existing Premises”);

B. The Original Lease was amended by that certain First Amendment to Office Lease Agreement dated as of January 27, 2017 (the “First Amendment”), and by that certain Second Amendment to Office Lease Agreement dated June 12, 2017 (the “Second Amendment”). The Original Lease, as amended by the First Amendment, the Second Amendment, and this Third Amendment being hereinafter referred to collectively as the “Lease”;

C. Tenant wishes to expand its occupancy within the Building to include additional office space commonly known as Suite 340 (the “Expansion Space”), as shown on Exhibit A attached hereto, which expansion Landlord has conditionally permitted, contingent upon (i) Tenant’s acceptance of and compliance with the provisions of this Third Amendment, and (ii) Landlord entering into a certain lease termination agreement as further described in Section 2, below; and

D. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Original Lease, as amended.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Third Amendment.

2. Expansion Space Currently Occupied; Contingency. Tenant has been informed and hereby acknowledges that the Expansion Space is currently leased by another tenant, Hotel Representative, Inc. (“HRI”). Landlord shall use good faith efforts to enter into a lease termination agreement (“Lease Termination Agreement”) to terminate HRI’s lease of the Expansion Space effective as of February 14, 2018. Tenant acknowledges and agrees that this Third Amendment is contingent upon Landlord entering into a fully executed Lease Termination Agreement with HRI. In the event that Landlord is unable to enter into such Lease Termination Agreement by March 1, 2018, then Tenant shall have the right to terminate this Third Amendment effective in the first 10 days of each calendar month following such date, and if so terminated, this Third Amendment shall have no further force or effect and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further liability by either party to the other, and without further documentation being required. Landlord shall return, within ten (10) days of such termination date, all amounts paid by Tenant in connection with this Third Amendment, including without limitation the Additional Security Deposit (as defined in Section 7 below) and first month’s Base Rent for the Expansion Space.

233 Wilshire / GoodRX, Inc. / LF / February 14, 2018
C-1

		Initial	Initial	Initial	Initial

3. Expansion Date and Expansion Term. The Term of the Lease by Tenant of the Expansion Space (the “Expansion Term”) shall commence on February 15, 2018 (the “Expansion Date”), and shall expire, unless otherwise sooner terminated pursuant to the terms of the Lease as amended hereby, at 11:59 p.m. on February 29, 2020 (the “Termination Date”). Upon such termination, Tenant shall surrender the Expansion Space pursuant to the terms of the Lease, including but not limited to, the removal of all data, telecom and other cabling and wiring in the Expansion Space

4. Expansion of Premises. As of the Expansion Date, (i) the usable area (“Usable Area”) of the Premises shall increase from 11,035 square feet to 12,702 square feet and the rentable area (“Rentable Area”) of the Premises shall increase from 13,201 square feet to 15,193 square feet, and (ii) the definition of the Premises shall be revised to include both the Existing Premises and the Expansion Space, and wherever in the Lease the word “Premises” is found, it shall thereafter refer to both the Existing Premises and the Expansion Space together, as if the same had been originally included in said Lease. Landlord and Tenant agree that the Usable Area of the Expansion Space has been measured using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”), as a guideline. Based upon such measurement, Landlord has been advised that the accurate Usable Area of the Expansion Space is approximately 1,667 square feet. Landlord is utilizing a deemed add-on factor of 19.50% to compute the Rentable Area of the Expansion Space. Rentable Area herein is calculated as 1.950 times the estimated Usable Area, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than 19.50% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area. Based on Landlord’s deemed load factor as indicated above, the Rentable Area of the Expansion Space is hereby agreed to be approximately 1,992 square feet.

Landlord and Tenant further agree that even if the Rentable Area or Usable Area of the Expansion Space and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of the Lease, including this Third Amendment, the figures stated herein shall be conclusively deemed to be the actual Rentable Area or Usable Area of the Expansion Space, as the case may be.

5. Delivery and Improvements. The Expansion Space shall be delivered to Tenant in broom clean condition empty of all personal property of HRI, except for existing HRI telecom and data cabling, which Tenant accepts in its “as-is” condition and without any warranties or reorientations by Landlord. Any improvements within the Expansion Space shall be made at Tenant’s sole cost and expense and completed in accordance with the Lease. Landlord represents and warrants that the Building systems servicing the Expansion Space shall be in good working order as of the Expansion Date.

6. Base Rent-Expansion Space. The Base Rent payable by Tenant for the Expansion Space during the Expansion Term shall be as follows:

Period	Base Rent
March 1, 2018 through February 28, 2019	$	[***]
March 1, 2019 through the Termination Date (i.e., February 29, 2020)	$	[***]

Concurrent with Tenant’s execution and delivery to Landlord of this Third Amendment, Tenant shall pay to Landlord the Base Rent due for the Expansion Premises for the first month of the Expansion Term. All payments of Base Rent shall be made in immediately available funds.

7. Security Deposit. Landlord acknowledges that it currently holds the sum of $[***] as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Expansion Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Third Amendment, Tenant shall tender the sum of $[***] (the

233 Wilshire / GoodRX, Inc. / LF / February 14, 2018
C-2

		Initial	Initial	Initial	Initial

“Additional Security Deposit”), which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $[***] as a Security Deposit on behalf of Tenant. Landlord shall return to Tenant the Additional Security Deposit within thirty (30) days of the Termination Date of the Expansion Space, subject to any deductions made in accordance with the Lease.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Expansion Space or the Existing Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 19 of the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. A “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

8. Base Year—Expansion Space. As of the Expansion Date, the Base Year, as it relates to the Expansion Space, shall be calendar year 2018.

9. Tenant’s Pro Rata Share—Expansion Space. As of the Expansion Date, Tenant’s Pro Rata Share, solely as it relates to the Expansion Space, shall be 1.54%.

10. Parking. As of the Expansion Date, in addition to Tenant’s allocation of parking permits set forth in the Lease, as amended, Tenant shall purchase three (3) permits for unreserved parking on a “must-take” basis, and Tenant shall have the right, but not the obligation, to purchase two (2) permits for unreserved parking on an optional basis (“Optional Parking Permits”). The rates chargeable to Tenant for Building parking permits shall be at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. All other terms of Tenant’s parking shall be as provided in the Lease, as amended, and as supplemented by the Building rules and regulations specified in the Lease.

11. Acceptance of Premises. To Tenant’s actual knowledge, without inquiry or investigation, Tenant acknowledges it has no claim against Landlord in connection with the Existing Premises as of the date of this Third Amendment. Tenant has made its own inspection of and inquiries regarding the Expansion Space. Tenant accepts the Expansion Space in its “as-is” condition, except as otherwise expressly set forth in this Third Amendment and subject to Landlord’s ongoing obligations under the Lease as amended hereby. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Space or the Building for the purposes intended by Tenant, except as otherwise expressly set forth in this Third Amendment and subject to Landlord’s ongoing obligations under the Lease as amended hereby.

12. Warranty of Authority. Each of Landlord and Tenant covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Third Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

13. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Third Amendment other than Douglas Emmett Management, Inc. for Landlord and Avison Young for Tenant. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Third Amendment.

233 Wilshire / GoodRX, Inc. / LF / February 14, 2018
C-3

		Initial	Initial	Initial	Initial

14. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Third Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Expansion Space or the Existing Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

15. Governing Law. The provisions of this Third Amendment shall be governed by the laws of the State of California.

16. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Expansion Space and the Existing Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

17. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Expansion Space has not undergone an inspection by a Certified Access Specialist to determine whether the Expansion Space meets all applicable construction-related accessibility standards.

18. Submission of Document. The submission of this Third Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Expansion Space or the Existing Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Third Amendment for Tenant’s review and/or signature, (b) this Third Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Third Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Space, nor shall this Third Amendment be valid, binding on the parties and/or in effect unless and until this Third Amendment has been fully executed by Landlord and Tenant and such fully-executed Amendment has been delivered to Tenant.

19. Digital Counterparts. This Third Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Third Amendment as fully-executed (such as in a portable document format (.pdf)) when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Third Amendment, and such digital image of this Third Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

[Signatures Appear on the Following Page]

233 Wilshire / GoodRX, Inc. / LF / February 14, 2018
C-4

		Initial	Initial	Initial	Initial

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DE PACIFIC 233, LLC, a Delaware limited liability company		GOODRX, INC., a Delaware corporation

By:	/s/ Andrew B. Goodman	By:	/s/ Trevor Bezdek
	Andrew B. Goodman	Name:	Trevor Bezdek
	Senior Vice President	Title:	Co-CEO

Dated:	2/14/2018	Dated:	2/13/2018

233 Wilshire / GoodRX, Inc. / LF / February 14, 2018
C-5

		Initial	Initial	Initial	Initial

FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT

This Fourth Amendment to Office Lease Agreement (this “Fourth Amendment”), dated October 2, 2018, is made by and between DE PACIFIC 233, LLC, a Delaware limited liability company (“Landlord”), with offices at 1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401, and GOODRX, INC., a Delaware corporation (“Tenant”), with offices at 233 Wilshire Boulevard, Suite 990, Santa Monica, California 90401.

WHEREAS,

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated January 29, 2016 (the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord space in the property located at 233 Wilshire Boulevard, Santa Monica, California 90401 (the “Building”), commonly known as Suite 990 (“Suite 990”), Suite 300 (“Suite 300”), Suite 340 (“Suite 340”), and Suite 370 (“Suite 370” and collectively with Suite 990, Suite 300, and 340, the “Existing Premises”);

B. The Original Lease was amended by that certain First Amendment to Office Lease Agreement dated as of January 27, 2017 (the “First Amendment”), by that certain Memorandum of Lease Terms and Dates dated as of June 15, 2017 (the “Memorandum”), by that certain Second Amendment to Office Lease Agreement dated June 12, 2017 (the “Second Amendment”), by that certain Memorandum of Lease Terms and Dates and Rent dated as of November 16, 2017 (the “Second Memorandum”), and by that certain Third Amendment to Office Lease Agreement dated February 14, 2018 (the “Third Amendment”). The Original Lease, as amended by the First Amendment, the Memorandum, the Second Amendment, the Second Memorandum, the Third Amendment, and this Fourth Amendment being hereinafter referred to collectively as the “Lease”;

C. Tenant wishes to expand its occupancy within the Building to include additional office space commonly known as Suite 400 (the “Expansion Space”), as shown on Exhibit A attached hereto, which expansion Landlord has conditionally permitted, contingent upon (i) Tenant’s acceptance of and compliance with the provisions of this Fourth Amendment, and (ii) Landlord entering into a certain lease termination agreement as further described in Section 2, below; and

D. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Original Lease, as amended.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Fourth Amendment.

2. Expansion Date and Expansion Term. The term of the lease by Tenant of the Expansion Space (the “Expansion Term”) shall commence on the next day after the date Landlord substantially completes the Improvements contemplated under Exhibit B (the “Expansion Date”), and shall expire, unless otherwise sooner terminated pursuant to the terms of the Lease, at 11:59 p.m. on February 28, 2022 (the “Termination Date”). The anticipated Expansion Date is February 1, 2019. Landlord shall deliver to Tenant written notice (which may be by electronic mail) of the final Expansion Date at least five (5) business days prior to such date. Tenant shall have no obligation to remove any Improvements made by Landlord, except that Tenant shall remove all data, telecom and other cabling and wiring installed by or for Tenant in the Expansion Space (including any of the same installed above the ceiling plenum). As of the Expansion Date, Landlord represents and warrants that the Building systems servicing the Expansion Space shall be in good working order and repair, and the Expansion Space shall be delivered in broom clean condition and thoroughly cleaned after the substantial completion of the Improvements.

2.1 Landlord and Tenant shall promptly execute an amendment to the Lease (the “Third Memorandum”) in the form attached hereto as Exhibit C confirming the actual Expansion Date and the Expansion Term as soon as they are determined. Tenant shall execute the Third Memorandum and return it to Landlord within ten (10) business days after receipt thereof. Failure of Tenant to timely execute and deliver the Third Memorandum shall constitute an acknowledgement by Tenant that the statements included in such Third Memorandum are true and correct, without exception.

233 Wilshire / GoodRX, Inc. / JF / October 2, 2018
C-1

233 Wilshire / GoodRX, Inc. / JF / October 2, 2018
C-2

2.2 As used herein, “substantially completed” shall be defined as the completion of the construction of the Improvements (with the exception of any Punchlist Items and latent defects of which Tenant notifies Landlord within twelve (12) months following the Expansion Date) in accordance with Exhibit B, including without limitation and to the extent applicable, the completion of the construction of all of the structural, mechanical, plumbing and electrical work specified; the installation of the paint, carpet, hard flooring materials, and base moldings, and the completion of other work specified in the Approved Working Drawings, all such that Tenant may conduct normal business operations in the Expansion Space, provided that completion of any millwork shall not be required as a criterion for substantial completion; and if applicable and/or required, after Landlord’s receipt of final sign-off by the applicable governmental agency permitting occupancy of the Expansion Space.

2.3 Tenant acknowledges that the Expansion Space is currently occupied by an existing tenant (the “Existing Tenant”), pursuant to a certain lease expiring on October 31, 2018. Landlord shall use commercially reasonable efforts to enforce its right to possession of the Expansion Space upon the expiration of the Existing Tenant’s lease, including bringing an unlawful detainer action if deemed reasonably required by Landlord. Landlord shall commence construction of the Improvements in the Expansion Space after Landlord regains possession of the Expansion Space from the Existing Tenant. If for any reason (including any Tenant Delay, the failure of the Existing Tenant to surrender the Expansion Space as and when required under the Existing Tenant’s lease, or Landlord’s inability due to force majeure events to complete the Improvements called for hereunder) Landlord is unable to deliver possession of the Expansion Space to Tenant on the anticipated Expansion Date, this Fourth Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession. However, Tenant shall not be obligated to pay Base Rent or Additional Rent for the Expansion Space until such possession of the Expansion Space has been tendered to Tenant by Landlord. Except for such delay in the commencement of Rent (but subject to Section 2.1 above), Landlord’s failure to give possession on the anticipated Expansion Date shall in no way affect Tenant’s obligations hereunder.

2.4 Tenant’s taking possession of the Expansion Space and/or commencing Tenant’s normal business operations in the Expansion Space shall be deemed conclusive evidence that:

a) Landlord has substantially completed the Improvements contemplated hereunder, except for any Punchlist (as such term is defined in Exhibit B attached hereto) items to be completed as identified on the Punchlist prepared by Landlord pursuant to Exhibit B and any latent defects in the Premises or with the Improvements of which Tenant notifies Landlord within twelve (12) months following the Expansion Date; and

b) the Expansion Space is in good order and repair.

Notwithstanding the terms of Section 2.3 above, (i) in the event that Landlord’s delivery of the Expansion Space is past March 1, 2019 (“Delivery Deadline”), and such delivery is not the result of a Tenant Delay but the result of a Landlord Delay, then Tenant shall receive one (1) day of free Base Rent for each day of delay past the Delivery Deadline, and (ii) if possession of the Expansion Space is not tendered by Landlord within sixty (60) days after the Delivery Deadline, then, subject to any Tenant Delay, Tenant shall have the right to terminate this Fourth Amendment, with respect to the Expansion Space only, by giving written notice to Landlord within ten (10) days after such failure. For purposes of this Fourth Amendment, “Landlord Delay” shall mean (i) any delay in the substantial completion of the Improvements (as such term is defined in Exhibit B) other than a force majeure delay which shall not exceed 60 days in the aggregate or a Tenant Delay, or (ii) Landlord’s request for changes in the final Plans and Specifications (as such term is defined Exhibit B) after Landlord’s approval thereof. Landlord shall have thirty (30) days after receipt of such termination notice to cure such failure to timely deliver the Expansion Space with the Improvements substantially completed and, if Landlord has not cured the matter within such time period (subject to any Tenant Delay), this Fourth Amendment, with respect to the Expansion Space only, shall terminate automatically as of the expiration of such thirty (30) day period, without further liability by either party to the other, and without further documentation being required.

233 Wilshire / GoodRX, Inc. / JF / October 2, 2018
C-3

If, due to Force Majeure, Landlord is unable to tender possession of the Expansion Space within one hundred twenty (120) days after the Delivery Deadline (but subject to a day for day extension for each day of a Tenant Delay), then this Fourth Amendment, with respect to the Expansion Space only, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further liability by either party to the other, and without further documentation being required.

3. Early Access. Subject to the terms and restrictions of Section 2, Tenant may have early access to the Expansion Space two (2) weeks prior to the anticipated Expansion Date solely for the purpose of installing furniture, fixtures, cabling and wiring, telephones and special improvements approved by Landlord. If Tenant desires access to the Expansion prior to the Expansion Date, Tenant shall, within thirty (30) days prior to the anticipated Expansion Date, provide Landlord with a reasonably detailed request including the purpose and amount of time required for each item to be installed. Landlord shall use reasonable efforts (i) to schedule such early access by Tenant in conjunction with other construction activities, to the extent Landlord believes such access will not materially interfere with or cause any material delays in, construction in the Expansion Space and (ii) to keep Tenant reasonably informed of any changes in the timing or extent of such early access. Prior to any such early access, Tenant must provide the certificate(s) evidencing the insurance required under the Lease. In the course of any access before the Expansion Date, Tenant (A) will not obstruct or interfere with the construction, and will be responsible for any delays if it does, (B) shall be subject to Landlord’s reasonable administrative control and supervision and (C) shall comply with all of the provisions and covenants contained in the Lease and this Fourth Amendment, except that Tenant shall not be obligated to pay Rent with respect to the Expansion Space until the Expansion Date. If Tenant’s access to the Expansion Space is solely for the purposes stated herein and not to conduct its business in the Expansion Space, then such access shall not serve to accelerate the Expansion Date. Neither Tenant’s failure to exercise its right of early access for any reason nor limitations or restrictions by Landlord on early access for any reason whatsoever shall delay the Expansion Date.

4. Expansion of Premises. As of the Expansion Date, (i) the usable area (“Usable Area”) of the Premises shall increase from 12,702 square feet to 19,206 square feet and the rentable area (“Rentable Area”) of the Premises shall increase from 15,193 square feet to 22,953 square feet, and (ii) the definition of the Premises shall be revised to include both the Existing Premises and the Expansion Space, and wherever in the Lease the word “Premises” is found, it shall thereafter refer to both the Existing Premises and the Expansion Space together, as if the same had been originally included in said Lease. Landlord and Tenant agree that the Usable Area of the Expansion Space has been measured using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”), as a guideline. Based upon such measurement, Landlord has been advised that the accurate Usable Area of the Expansion Space is approximately 6,504 square feet. Landlord is utilizing a deemed add-on factor of 19.32% to compute the Rentable Area of the Expansion Space. Rentable Area herein is calculated as 1.932 times the estimated Usable Area, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than 19.32% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area. Based on Landlord’s deemed load factor as indicated above, the Rentable Area of the Expansion Space is hereby agreed to be approximately 7,760 square feet.

Landlord and Tenant further agree that even if the Rentable Area or Usable Area of the Expansion Space and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of the Lease, including this Fourth Amendment, the figures stated herein shall be conclusively deemed to be the actual Rentable Area or Usable Area of the Expansion Space, as the case may be.

233 Wilshire / GoodRX, Inc. / JF / October 2, 2018
C-4

5. Base Rent-Expansion Space. The Base Rent payable by Tenant for the Expansion Space during the Expansion Term shall be as follows:

Period	Base Rent
Commencing on the Expansion Date, and continuing through the last calendar day of the twelfth (12th) full calendar month of the Expansion Term	$	[***]

Commencing on the first calendar day of the thirteenth (13th) full calendar month of the Expansion Term, and continuing through the last calendar day of the twenty-fourth (24th) full calendar month of the Expansion Term

	$	[***]

Commencing on the first calendar day of the twenty-fifth (25th) full calendar month of the Expansion Term, and continuing through the last calendar day of the thirty-sixth (36th) full calendar month of the Expansion Term

	$	[***]
Commencing on the thirty-seventh (37th) full calendar month of the Expansion Term, and continuing through the Termination Date	$	[***]

[***]. Concurrent with Tenant’s execution and delivery to Landlord of this Fourth Amendment, Tenant shall pay to Landlord the Base Rent due for the Expansion Premises for the first month of the Expansion Term. All payments of Base Rent shall be made in immediately available funds.

6. Security Deposit. Landlord acknowledges that it currently holds the sum of $[***] as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Expansion Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Fourth Amendment, Tenant shall tender the sum of $[***] (the “Additional Security Deposit”), which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $[***] as a Security Deposit on behalf of Tenant. Landlord shall return to Tenant the Additional Security Deposit within thirty (30) days of the Termination Date of the Expansion Space, subject to any deductions made in accordance with the Lease.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Expansion Space or the Existing Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 19 of the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. A “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

7. Base Year—Expansion Space. As of the Expansion Date, the Base Year, as it relates to the Expansion Space, shall be calendar year 2019.

8. Tenant’s Pro Rata Share—Expansion Space. As of the Expansion Date, Tenant’s Pro Rata Share, solely as it relates to the Expansion Space, shall be 6.00%.

9. Parking. As of the Expansion Date, in addition to Tenant’s allocation of parking permits set forth in the Lease, as amended, Tenant shall have the right, but not the obligation, to purchase up to twenty-three (23) permits for unreserved parking on an optional basis (“Optional Parking Permits”), of which up to two (2) such unreserved

233 Wilshire / GoodRX, Inc. / JF / October 2, 2018
C-5

permits may be converted into permits for reserved parking permits at the then prevailing rates for such reserved permits. The rates chargeable to Tenant for Building parking permits shall be at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. All other terms of Tenant’s parking shall be as provided in the Lease, as amended, and as supplemented by the Building rules and regulations specified in the Lease.

10. Option to Extend. As of the Expansion Date, the Extension Option set forth in Section 7 of Exhibit F of the Original Lease shall remain in full force and effect throughout the Expansion Term and shall be amended as follows: (i) all references to “Premises” shall mean and refer to the Existing Premises and the Expansion Space; provided, however, Tenant shall have the option to exercise the Extension Option for the entire Premises (including the Expansion Space) or for any contiguous space then leased by Tenant on any applicable floors (i.e., all of the contiguous Premises then leased on the ninth floor, the third floor, the fourth floor or any other floor on which Tenant may have expanded).

11. Modification of the Right of First Offer. As of the date of this Fourth Amendment, the Right of First Offer set forth in Section 6 of Exhibit F of the Original Lease shall remain in full force and effect throughout the Expansion Term and shall be amended as follows: (i) all references to “Potential Offering Space” shall mean Suite 900 and any available space located on the fourth floor of the Building, and (ii) the date set forth in Section 6.3(i) of Exhibit F of “February 1, 2020” shall be modified to “February 28, 2022.”

12. Acceptance of Premises. To Tenant’s actual knowledge, without inquiry or investigation, Tenant acknowledges it has no claim against Landlord in connection with the Existing Premises as of the date of this Fourth Amendment. Tenant has made its own inspection of and inquiries regarding the Expansion Space. Tenant accepts the Expansion Space in its “as-is” condition, except as otherwise expressly set forth in this Fourth Amendment and subject to Landlord’s ongoing obligations under the Lease as amended hereby. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Space or the Building for the purposes intended by Tenant, except as otherwise expressly set forth in this Fourth Amendment and subject to Landlord’s ongoing obligations under the Lease as amended hereby.

13. Warranty of Authority. Each of Landlord and Tenant covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Fourth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

14. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Fourth Amendment other than Douglas Emmett Management, Inc. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Fourth Amendment.

15. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Fourth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Expansion Space or the Existing Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

16. Governing Law. The provisions of this Fourth Amendment shall be governed by the laws of the State of California.

17. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Expansion Space and the Existing Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

233 Wilshire / GoodRX, Inc. / JF / October 2, 2018
C-6

18. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Expansion Space has not undergone an inspection by a Certified Access Specialist to determine whether the Expansion Space meets all applicable construction-related accessibility standards.

19. Submission of Document. The submission of this Fourth Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Expansion Space or the Existing Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Fourth Amendment for Tenant’s review and/or signature, (b) this Fourth Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Fourth Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Space, nor shall this Fourth Amendment be valid, binding on the parties and/or in effect unless and until this Fourth Amendment has been fully executed by Landlord and Tenant and such fully-executed Amendment has been delivered to Tenant.

20. Digital Counterparts. This Fourth Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Fourth Amendment as fully-executed (such as in a portable document format (.pdf)) when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Fourth Amendment, and such digital image of this Fourth Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

[Signatures Appear on the Following Page]

233 Wilshire / GoodRX, Inc. / JF / October 2, 2018
C-7

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DE PACIFIC 233, LLC, a Delaware limited liability company		GOODRX, INC., a Delaware corporation

By:	/s/ Andrew B. Goodman	By:	/s/ Trevor Bezdek
	Andrew B. Goodman	Name:	Trevor Bezdek
	Senior Vice President	Title:	Co-CEO

Dated:	10/8/2018	Dated:	10/3/2018

FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT

This Fifth Amendment to Office Lease Agreement (this “Fifth Amendment”), dated December 14, 2018, is made by and between DE PACIFIC 233, LLC, a Delaware limited liability company (“Landlord”), with offices at 1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401, and GOODRX, INC., a Delaware corporation (“Tenant”), with offices at 233 Wilshire Boulevard, Suite 990, Santa Monica, California 90401.

WHEREAS,

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated January 29, 2016 (the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord space in the property located at 233 Wilshire Boulevard, Santa Monica, California 90401 (the “Building”), commonly known as Suite 990 (“Suite 990”), Suite 300 (“Suite 300”), Suite 340 (“Suite 340”), Suite 370 (“Suite 370”), and Suite 400 (“Suite 400” and collectively with Suite 990, Suite 300, 340, and Suite 400 the “Existing Premises”);

B. The Original Lease was amended by that certain First Amendment to Office Lease Agreement dated as of January 27, 2017 (the “First Amendment”), by that certain Memorandum of Lease Terms and Dates dated as of June 15, 2017 (the “Memorandum”), by that certain Second Amendment to Office Lease Agreement dated June 12, 2017 (the “Second Amendment”), by that certain Memorandum of Lease Terms and Dates and Rent dated as of November 16, 2017 (the “Second Memorandum”), by that certain Third Amendment to Office Lease Agreement dated February 14, 2018 (the “Third Amendment”), and by that certain Fourth Amendment to Office Lease Agreement dated October 2, 2018 (the “Fourth Amendment”). The Original Lease, as amended by the First Amendment, the Memorandum, the Second Amendment, the Second Memorandum, the Third Amendment, the Fourth Amendment, and this Fifth Amendment being hereinafter referred to collectively as the “Lease”;

C. Tenant wishes to occupy certain temporary office space within the Building commonly known as Suite 220 (the “Temporary Space”), consisting of approximately 3,140 square feet of rentable area as shown on Exhibit A attached hereto, which Landlord has conditionally permitted, contingent upon Tenant’s acceptance of and compliance with the provisions of this Fifth Amendment; and

D. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Original Lease, as amended.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Fifth Amendment.

2. Temporary Space Commencement Date and Temporary Space Period. Tenant may occupy the Temporary Space for a period (the “Temporary Space Period”) commencing on December 17, 2018 (“Temporary Space Commencement Date”), and continuing until 11:59 p.m. on March 31, 2019 (the “Termination Date”). Tenant shall timely vacate and surrender the Temporary Space on or before the Termination Date, it being understood and agreed that if Tenant fails to timely vacate and surrender possession of the Temporary Space by the Termination Date, then Tenant shall be obligated to pay Holdover Rent for the Temporary Space in accordance with the terms of the Lease.

233 Wilshire / GoodRX, Inc. / JL / December 14, 2018

3. Early Termination Option. Tenant may elect to terminate early its occupancy of the Temporary Space prior to the Termination Date effective as of February 28, 2019 (the “Early Termination Date”) by giving written notice (the “Early Termination Notice”) to Landlord no later than February 14, 2019. Provided that (i) the Termination Notice is timely and duly received by Landlord; (ii) there is no Tenant Default as of both the date of the Early Termination Notice and the Early Termination Date; and (iii) Tenant timely vacates the Temporary Space not later than the Early Termination Date, the lease with respect to the Temporary Space only shall terminate as of the Early Termination Date.

4. Base Rent-Temporary Space. The Base Rent payable by Tenant for the Temporary Space during the Temporary Space Period shall be [***] per month, which payment shall be made on or before the first calendar day of the month for the full calendar month. Since the Temporary Space Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for the partial month of December 2018 shall be appropriately apportioned based on the number of days in the partial month which are included within the Temporary Space Period. Concurrent with Tenant’s execution and delivery to Landlord of this Fifth Amendment, Tenant shall pay to Landlord the Base Rent due for the partial month of December 2018 [***]. All payments of Base Rent shall be made in immediately available funds.

5. Surrender of Temporary Space. Upon the expiration of the Temporary Space Period, or upon any earlier termination of the Temporary Space Period, Tenant shall quit and surrender possession of the Temporary Space to Landlord in the good order and condition as provided by Landlord to Tenant at the commencement of the term of this Fifth Amendment, reasonable wear and tear excepted. Upon such expiration or termination of the Temporary Space Period, Tenant shall, at Tenant’s expense, remove or cause to be removed from the Temporary Space all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Temporary Space, including, without limitation, any telephone and data or other types of cabling and wiring installed above the ceiling, and such similar articles of any other persons claiming under Tenant. Tenant shall repair at its own expense all damage to the Temporary Space and the Building resulting from such removal. Notwithstanding anything contained herein to the contrary, Tenant has no obligation to provide the Temporary Space in any order that is better than that of the Temporary Space provided by Landlord to Tenant at the commencement of the term of this Fifth Amendment.

6. Acceptance of Temporary Space. Tenant has made its own inspection of and inquiries regarding the Temporary Space. Tenant accepts the Temporary Space in its “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Temporary Space or the Building for the purposes intended by Tenant, except as otherwise expressly set forth in this Fifth Amendment and subject to Landlord’s ongoing obligations under the Lease as amended hereby.

7. Warranty of Authority. Each of Landlord and Tenant covenants and warrants: that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Fifth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

8. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Fifth Amendment other than Douglas Emmett Management, Inc. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to any brokers listed above or otherwise created by Tenant’s execution of this Fifth Amendment. Tenant has no obligation to pa commissions to any broker(s) in connection with the Temporary Space or in connection with this Fifth Amendment, and only Landlord has such obligation hereunder.

233 Wilshire / GoodRX, Inc. / JL / December 14, 2018
2

9. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Fifth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Temporary Space or the Existing Premises, other than Tenant’s or Landlord’s respective counsel or leasing or sub-leasing broker of record.

10. Governing Law. The provisions of this Fifth Amendment shall be governed by the laws of the State of California.

11. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Temporary Space and the Existing Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

12. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Temporary Space has not undergone an inspection by a Certified Access Specialist to determine whether the Temporary Space meets all applicable construction-related accessibility standards.

13. Submission of Document. The submission of this Fifth Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Temporary Space or the Existing Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Fifth Amendment for Tenant’s review and/or signature, (b) this Fifth Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Fifth Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Temporary Space, nor shall this Fifth Amendment be valid, binding on the parties and/or in effect unless and until this Fifth Amendment has been fully executed by Landlord and Tenant and such fully-executed Amendment has been delivered to Tenant.

14. Digital Counterparts. This Fifth Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Fifth Amendment as fully-executed (such as in a portable document format (.pdt)) when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Fifth Amendment, and such digital image of this Fifth Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

[Signatures Appear on the Following Page]

233 Wilshire / GoodRX, Inc. / JL / December 14, 2018
3

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DE PACIFIC 233, LLC,		GOODRX, INC.,
a Delaware limited liability company		a Delaware corporation

BY	/s/ Andrew B. Goodman	By:	/s/ Trevor Bezdek
	Andrew B. Goodman,	Name:	Trevor Bezdek
	Senior Vice President	Title:	Co-CEO

Dated:	12/21/2018	Dated	12/17/2018

233 Wilshire / GoodRX, Inc. / JL / December 14, 2018
1

SIXTH AMENDMENT TO OFFICE LEASE AGREEMENT

This Sixth Amendment to Office Lease Agreement (this “Sixth Amendment”), dated September 17, 2019, is made by and between DE PACIFIC 223, LLC, a Delaware limited liability company (“Landlord”), with offices at 1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401, and GOODRX, INC., a Delaware corporation (“Tenant”), with offices at 233 Wilshire Boulevard, Suite 990, Santa Monica, California 90401.

WHEREAS,

A. CA-SEARISE OFFICE TOWER LIMITED PARTNERSHIP, a Delaware limited partnership (“CA-Searise”), Landlord’s predecessor-in-interest, pursuant to the provisions of that certain Office Lease Agreement dated January 29, 2016 (the “Original Lease”), leased to Tenant and Tenant leased from CA-Searise space in the property located at 233 Wilshire Boulevard, Santa Monica, California 90401 (the “Building”), commonly known as Suite 990 (the “Original Premises”);

B. Landlord has acquired all of CA-Searise’s interest, right and title in and to the real property and Building in which the Original Premises are located, becoming successor-in-interest to CA-Searise and landlord under the Original Lease;

C. Landlord and Tenant subsequently entered into that certain First Amendment to Office Lease Agreement dated as of January 27, 2017 (the “First Amendment”), as amended by that certain Memorandum of Lease Terms and Dates dated as of June 15, 2017 (the “Memorandum”), that certain Second Amendment to Office Lease Agreement dated June 12, 2017 (the “Second Amendment”), that certain Memorandum of Lease Terms and Dates and Rent dated as of November 16, 2017 (the “Second Memorandum”), that certain Third Amendment to Office Lease Agreement dated February 14, 2018 (the “Third Amendment”), that certain Fourth Amendment to Office Lease Agreement dated October 2, 2018 (the “Fourth Amendment”), and that certain Fifth Amendment to Office Lease Agreement dated December 14, 2018 (the “Fifth Amendment”), pursuant to which, among other things, the Original Premises were expanded to include Tenant’s lease of the following additional space in the Building: Suite 300 (“Suite 300”), Suite 340 (“Suite 340”), Suite 370 (“Suite 370”), and Suite 400 (“Suite 400” and collectively with the Original Premises, Suite 300, Suite 340, and Suite 400, the “Existing Premises”). The Original Lease, as modified by the First Amendment, the Memorandum, the Second Amendment, the Second Memorandum, the Third Amendment, the Fourth Amendment and the Fifth Amendment is sometimes referred to herein as the “Existing Lease”, and the Existing Lease as modified by this Sixth Amendment, shall hereinafter be referred to as the “Lease”;

D. Tenant wishes to expand its occupancy within the Building to include additional office space commonly known as Suite 450 (the “Expansion Space”), as shown on Exhibit A attached hereto, which expansion Landlord has conditionally permitted, contingent upon (i) Tenant’s acceptance of and compliance with the provisions of this Sixth Amendment, and (ii) Landlord entering into a certain relocation lease amendment as further described in Section 2 below; and

E. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Original Lease, as amended.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Existing Lease shall hold the same meaning for the purposes of this Sixth Amendment.

2. Expansion Date and Expansion Term. The term of the lease by Tenant of the Expansion Space (the “Expansion Term”) shall commence on September 1, 2019 (the “Expansion Date”), and shall expire, unless otherwise sooner terminated pursuant to the terms of the Lease, at 11:59 p.m. on January

233 Wilshire / GoodRX, Inc. / AT / September 17, 2019
1

31, 2023 (the “Termination Date”); provided, however, that the Expansion Date is subject to delay (which delay may shorten the Expansion Term) in accordance with this Section 2 as provided hereinbelow. Tenant acknowledges that the Expansion Space is currently occupied by an existing tenant (the “Existing Tenant”), pursuant to an existing lease between Landlord and the Existing Tenant, which existing lease is currently being amended to provide for Existing Tenant’s surrender of the Expansion Space, and relocation to other premises in the Building, on or before August 31, 2019 (the “Anticipated Surrender Date”). If Landlord is unable to deliver exclusive possession of the Expansion Space to Tenant on the Expansion Date, as a result of the Existing Tenant failing to timely surrender the Expansion Space to Landlord on or before the Anticipated Surrender Date, then subject to the remaining terms of this Section 2, this Sixth Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession; provided, however, the Expansion Date shall not occur and Tenant shall not be obligated to pay Base Rent or Additional Rent for the Expansion Space until such exclusive possession of the Expansion Space has been tendered to Tenant by Landlord (but no such delay in the Expansion Date shall affect the Termination Date of Tenant’s lease of the Expansion Space). Except for such delay in the Expansion Date and resulting delay in the commencement of Rent for the Expansion Space, Landlord’s failure to tender exclusive possession of the Expansion Space to Tenant on the Anticipated Expansion Date shall in no way affect Tenant’s obligations hereunder. If the Existing Tenant fails to surrender the Expansion Space to Landlord on or before the Anticipated Surrender Date, then for all purposes hereunder, the Expansion Date shall mean the first day after the Existing Tenant surrenders the Expansion Space to Landlord and Landlord tenders exclusive possession of the Expansion Space to Tenant.

Tenant’s taking possession of the Expansion Space and/or commencing Tenant’s normal business operations in the Expansion Space shall be deemed conclusive evidence that, as of the Expansion Date, the Expansion Space is in good order and repair.

3. Expansion of Premises. As of the Expansion Date, (i) the Usable Area of the Premises shall increase from 19,206 square feet to 21,530 square feet and the Rentable Area of the Premises shall increase from 22,953 square feet to 25,726 square feet, and (ii) the definition of the Premises shall be revised to include both the Existing Premises and the Expansion Space, and wherever in the Lease the word “Premises” is found, it shall thereafter refer to both the Existing Premises and the Expansion Space together, as if the same had been originally included in said Lease.

Landlord engaged an independent third party space plan audit firm to measure the Usable Area of the Expansion Space using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”) as a guideline. Based upon such measurement Landlord has been advised that the accurate Usable Area of the Expansion Space is approximately 2,324 square feet. Based on Landlord’s deemed load factor as indicated herein below, the Rentable Area of the Expansion Space is hereby agreed to be approximately 2,773 square feet.

Landlord and Tenant agree that Landlord is utilizing an add-on factor of 19.32% to compute the Rentable Area of the Expansion Space. Rentable Area herein is calculated as 1.1932 times the estimated Usable Area, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than 19.32% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area. Landlord and Tenant further agree that even if the Rentable Area or Usable Area of the Expansion Space and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of the Lease, including this Sixth Amendment, the figures stated herein shall be conclusively deemed to be the actual Rentable Area or Usable Area of the Expansion Space, as the case may be.

233 Wilshire / GoodRX, Inc. / AT / September 17, 2019
2

4. Base Rent—Expansion Space. The Base Rent payable by Tenant for the Expansion Space shall be as follows:

Period	Base Rent
Expansion Date through January 31, 2020	[***	]
February 1, 2020 through January 31, 2021	[***	]
February 1, 2021 through January 31, 2022	[***	]
February 1, 2022 through Termination Date	[***	]

Concurrent with Tenant’s execution and delivery to Landlord of this Sixth Amendment, Tenant shall pay to Landlord the Base Rent due for the Expansion Space for the first month of the Expansion Term. All payments of Base Rent shall be made in immediately available funds.

5. Security Deposit. Landlord acknowledges that it currently holds the sum of [***] as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Expansion Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Sixth Amendment, Tenant shall tender the sum of [***] (the “Additional Security Deposit”), which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of [***] as a Security Deposit on behalf of Tenant. Landlord shall return to Tenant the Additional Security Deposit within thirty (30) days of the Termination Date of the Expansion Space, subject to any deductions made in accordance with the Lease.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Expansion Space or the Existing Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 19 of the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. As used in this Sixth Amendment, a “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

6. Base Year. As of the Expansion Date, the Base Year, solely as it relates to the Expansion Space, shall be calendar year 2018.

7. Tenant’s Share for Expansion Space. As of the Expansion Date, Tenant’s Share, solely as it relates to the Expansion Space, shall be 2.15%.

8. Parking. As of the Expansion Date, in addition to Tenant’s allocation of parking permits set forth in the Lease, Tenant shall have the right, but not the obligation, to purchase up to seven (7) permits for unreserved parking. The rates chargeable to Tenant for Building parking permits shall be at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. All other terms of Tenant’s parking shall be as provided in the Original Lease, as amended, and as supplemented by the Building rules and regulations specified in the Lease.

9. Notices. The address of Landlord for notices from and after the execution of this Sixth Amendment shall be the following:

1299 Ocean Avenue, Suite 1000

Santa Monica, California 90401

Attention: Director of Property Management

233 Wilshire / GoodRX, Inc. / AT / September 17, 2019
3

10. Acceptance of Premises. To Tenant’s actual knowledge, without inquiry or investigation, Tenant has no claim against Landlord in connection with the Existing Premises as of the date of this Sixth Amendment. Tenant has made its own inspection of and inquiries regarding the Expansion Space, which is already improved. Therefore, Tenant accepts the Expansion Space in its “as-is” condition, except as otherwise expressly set forth in this Sixth Amendment and subject to Landlord’s ongoing obligations under the Existing Lease, as amended hereby. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Space or the Building for the purposes intended by Tenant, except as otherwise expressly set forth in this Sixth Amendment and subject to Landlord’s ongoing obligations under the Existing Lease, as amended hereby.

11. Option to Extend. As of the Expansion Date, the Extension Option set forth in Section 7 of Exhibit F of the Original Lease (as amended by the other terms of the Existing Lease) shall remain in full force and effect but shall be amended to provide that all references therein to the “Premises” shall mean and refer to the Existing Premises and the Expansion Space; provided, however, that Tenant’s lease of the Expansion Space during any such Extension Term shall not commence until the date immediately following the Termination Date, notwithstanding any earlier commencement of the Extension Term (but following the Termination Date, the Expansion Space shall be leased co-terminously with the Existing Premises, and otherwise on all the same terms and conditions as are applicable to the Existing Premises during such Extension Term).

12. Right of First Offer. The Right of First Offer set forth in Section 6 of Exhibit F of the Original Lease (as amended by the Fourth Amendment) shall remain in full force and effect and shall not be deemed extinguished or waived as a result of this Sixth Amendment.

13. Warranty of Authority. Each of Landlord and Tenant covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Sixth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

14. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Sixth Amendment other than Douglas Emmett Management, LLC and Cushman & Wakefield. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Sixth Amendment.

15. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Sixth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Expansion Space or the Existing Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

16. Governing Law. The provisions of this Sixth Amendment shall be governed by the laws of the State of California.

17. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Expansion Space and the Existing Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

233 Wilshire / GoodRX, Inc. / AT / September 17, 2019
4

18. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that neither the Expansion Space nor the Existing Premises have undergone an inspection by a Certified Access Specialist to determine whether the Expansion Space or Existing Premises meet all applicable construction-related accessibility standards. A Certified Access Specialist (“CASp”) can inspect the Expansion Space and/or the Existing Premises and determine whether the same comply with all of the applicable construction-related accessibility standards under California law. Although California law does not require a CASp inspection of the Expansion Space or the Existing Premises, Landlord may not prohibit the Tenant from obtaining a CASp inspection of the same for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Expansion Space and/or the Existing Premises.

19. Submission of Document. The submission of this Sixth Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Expansion Space or the Existing Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Sixth Amendment for Tenant’s review and/or signature, (b) this Sixth Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Sixth Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Sixth Amendment be valid, binding on the parties and/or in effect unless and until this Sixth Amendment has been fully executed by Landlord and Tenant and such fully-executed Sixth Amendment has been delivered to Tenant.

20. Digital Counterparts. This Sixth Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Sixth Amendment as fully-executed (such as in a portable document format (.pdf)) or DocuSign when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Sixth Amendment, and such digital image of this Sixth Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

[Signatures Appear on the Following Page]

233 Wilshire / GoodRX, Inc. / AT / September 17, 2019
5

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DE PACIFIC 233, LLC,		GOODRX, INC.,
a Delaware limited liability company		a Delaware corporation

By	/s/ Andrew B. Goodman	By:	/s/ Trevor Bezdek
	Andrew B. Goodman	Name:	Trevor Bezdek
	Senior Vice President	Title:	Co-CEO

Dated: 9/24/2019		Dated:	9/17/2019

233 Wilshire / GoodRX, Inc. / AT / September 17, 2019
6

SEVENTH AMENDMENT TO OFFICE LEASE

This Seventh Amendment to Office Lease (this “Seventh Amendment”), dated March 2, 2020, is made by and between DE PACIFIC 223, LLC, a Delaware limited liability company (“Landlord”), with offices at 1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401, and GOODRX, INC., a Delaware corporation (“Tenant”), with offices at 233 Wilshire Boulevard, Suite 990, Santa Monica, California 90401.

WHEREAS,

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated January 29, 2016 (the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord space in the property located at 233 Wilshire Boulevard, Santa Monica, California 90401 (the “Building”), commonly known as Suite 990 (“Suite 990”), Suite 300 (“Suite 300”), Suite 340 (“Suite 340”), Suite 370 (“Suite 370”), and Suite 400 (“Suite 400”) and collectively with Suite 990, Suite 300, 340, and Suite 400 the “Premises”);

B. Landlord and Tenant subsequently entered into that certain First Amendment to Office Lease Agreement dated as of January 27, 2017 (the “First Amendment”), as amended by that certain Memorandum of Lease Terms and Dates dated as of June 15, 2017 (the “Memorandum”), that certain Second Amendment to Office Lease Agreement dated June 12, 2017 (the “Second Amendment”), that certain Memorandum of Lease Terms and Dates and Rent dated as of November 16, 2017 (the “Second Memorandum”), that certain Third Amendment to Office Lease Agreement dated February 14, 2018 (the “Third Amendment”), that certain Fourth Amendment to Office Lease Agreement dated October 2, 2018 (the “Fourth Amendment”), that certain Fifth Amendment to Office Lease Agreement dated December 14, 2018 (the “Fifth Amendment”), and that certain Sixth Amendment to Office Lease Agreement dated September 17, 2019 (the “Sixth Amendment”), pursuant to which, among other things, the Original Premises were expanded to include Tenant’s lease of the following additional space in the Building: Suite 300 (“Suite 300”), Suite 340 (“Suite 340”), Suite 370 (“Suite 370”), and Suite 400 (“Suite 400”) and collectively with the Original Premises, Suite 300, Suite 340, and Suite 400, the “Premises”).

C. The Lease Term, solely with respect to suite 340, expires at midnight on February 29, 2020, which Extended Term Landlord and Tenant wish to hereby extend; and

D. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Original Lease, as amended.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Original Lease, as amended, shall hold the same meaning for the purposes of this Seventh Amendment. The Original Lease, as modified by the First Amendment, the Memorandum, the Second Amendment, the Second Memorandum, the Third Amendment, the Fourth Amendment the Fifth Amendment, the Sixth Amendment and this Seventh Amendment, shall hereinafter be referred to as the “Lease.”

2. Extension of Term. The Term of the Lease, solely with respect to Suite 340, is hereby extended for a period of nine (9) months (the “Extended Term”), from and including March 1, 2020 (the “Effective Date”), through and including 11:59 p.m. on November 30, 2020 (the “Termination Date”).

233 Wilshire / GoodRX, Inc. / JS;ak / March 2, 2020
1

3. Correction to Usable Area and Rentable Area of Premises. Tenant acknowledges and agrees that Landlord engaged an independent third party space plan audit firm to measure the usable area (“Usable Area”) of the Premises in accordance with the 2017 ANSI/BOMA Standard set forth collectively by the American National Standards Institute and the Building Owners and Managers Association (“ANSI/BOMA Standard”) as a guideline. Based upon such re-measurement Landlord has been advised that the accurate Usable Area of the Premises is approximately 1,667 square feet. Based on Landlord’s deemed load factor as indicated hereinbelow, the corrected rentable area (“Rentable Area”) of the Premises is hereby agreed to be approximately 2,018 square feet.

Landlord and Tenant agree that Landlord is utilizing a deemed load factor of 21.08% to compute the Rentable Area of the Premises. Rentable Area herein is calculated as 1.2108 times the estimated Usable Area, regardless of what the actual square footage of the common areas of the Building may be, and whether or not they are more or less than 21.08% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

4. Revision in Fixed Monthly Rent. Tenant shall pay Fixed Monthly Rent as follows solely with respect to Suite 340:

Period	Fixed Monthly Rent
March 1, 2020 through November 30, 2020	[	***]

All payments of Fixed Monthly Rent shall be made in immediately available funds.

5. Security Deposit. Landlord acknowledges that it currently holds the sum of [***], for all Premises under the Lease, as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Extended Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Seventh Amendment, Tenant shall tender the sum of [***], which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Extended Term, provided the same is not otherwise applied, Landlord shall hold a total of [***] as a Security Deposit on behalf of the Tenant.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 19 of the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. As used in the Lease a “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

6. Base Year. As of the Effective Date, the Base Year shall remain calendar year 2018.

7. Acceptance of Premises. Tenant acknowledges that it has been in possession of the Premises for over four (4) years, has no claim against Landlord, and therefore releases Landlord from any claims, loss, liability, cost or expense, in connection with the Premises or the Lease. Tenant has made its own inspection of and inquiries regarding the Premises, which is already improved. Therefore, Tenant accepts the Premises in its “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant.

8. Warranty of Authority. If Landlord or Tenant signs as a corporation, or a limited liability company or a partnership, each of the persons executing this Seventh Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Seventh Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

233 Wilshire / GoodRX, Inc. / JS;ak / March 2, 2020
2

9. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Seventh Amendment other than Douglas Emmett Management, LLC and Industry Partners. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Seventh Amendment.

10. Confidentiality. Tenant agrees that the covenants and provisions of this Seventh Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

11. Governing Law. The provisions of this Seventh Amendment shall be governed by the laws of the State of California.

12. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

13. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards. A Certified Access Specialist (“CASp”) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under California law. Although California law does not require a CASp inspection of the Premises, Landlord may not prohibit the Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

14. Submission of Document. The submission of this Seventh Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Seventh Amendment for Tenant’s review and/or signature, (b) this Seventh Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Seventh Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Seventh Amendment be valid, binding on the parties and/or in effect unless and until this Seventh Amendment has been fully executed by Landlord and Tenant and such fully-executed Seventh Amendment has been delivered to Tenant.

15. Digital Counterparts. This Seventh Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Seventh Amendment as fully-executed (such as in a portable document format (.pdf)) or DocuSign when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Seventh Amendment, and such digital image of this Seventh Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

233 Wilshire / GoodRX, Inc. / JS;ak / March 2, 2020
3

16. Notices. The address of Landlord for notices shall be the following:

1299 Ocean Avenue, Suite 1000

Santa Monica, California 90401

Attention: Director of Property Management

[Signatures Appear on the Following Page]

233 Wilshire / GoodRX, Inc. / JS;ak / March 2, 2020
4

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DE PACIFIC 233, LLC,		GOODRX, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Andrew B. Goodman	By:	/s/ Romin Nabiey
	Andrew B. Goodman,	Name:	Romin Nabiey
	Senior Vice President	Title:	VP Finance

Dated: 3/10/2020		Dated: 3/2/2020

233 Wilshire / GoodRX, Inc. / JS;ak / March 2, 2020
5